Exhibit 99.1

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Consolidated Financial Statements (Unaudited)

As of June 30, 2017 and December 31, 2016 and for the six months ended

June 30, 2017 and 2016

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Index

Page
Consolidated Financial Statements:
Consolidated Balance Sheets as of June 30, 2017 (Unaudited) and December 31, 2016	1
Consolidated Statements of Operations for the six months ended June 30, 2017 and 2016 (Unaudited)	2
Consolidated Statement of Changes in Member’s Capital for the six months ended June 30, 2017 and for the year ended December 31, 2016 (Unaudited)	3
Consolidated Statements of Cash Flows for the six month ended June 30, 2017 and 2016 (Unaudited)	4
Notes to Consolidated Financial Statements (Unaudited)	5-29

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Consolidated Balance Sheets (Unaudited)

(In thousands)

Assets

	June 30,	December 31,
	2017	2016
Current Assets:
Cash and cash equivalents	$61,458	$33,589
Restricted cash and cash equivalents	52,111	50,927
Loans held for sale, at fair value	933,850	1,071,836
Derivative assets	19,265	19,924
Due from affiliates	129,311	—
Other current assets	20,722	13,171

Total Current Assets:	1,216,717	1,189,447
Mortgage servicing rights, net	376,427	339,816
Credit enhancement receivable	12	156
Goodwill	191	191
Other intangible assets, net	5,458	5,465
Other assets	4,918	4,124

Total assets	$1,603,723	$1,539,199

Liabilities and Member’s Capital
Current Liabilities:
Accounts payable and accrued expenses	$32,003	$32,305
Due to affiliates	—	691,509
Borrower deposits	5,740	6,102
Derivative liabilities	8,699	9,670
Warehouse notes payable	933,909	257,969

Total current liabilities:	980,351	997,555
Financial guarantee liability	200	413
Credit enhancement deposit	25,000	25,000
Contingent liability	10,607	10,390
Other liabilities	30,356	26,039

Total liabilities	1,046,514	1,059,397

Member’s capital	557,209	479,802

Total liabilities and member’s capital	$1,603,723	$1,539,199

See accompanying notes to unaudited consolidated financial statements.

1

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Consolidated Statements of Operations (Unaudited)

(In thousands)

	For the six months ended
	June 30, 2017	June 30, 2016
Revenues
Gains from mortgage banking activities, net	$114,777	$72,112
Servicing fees	51,672	39,696
Interest income on loans held for sale	19,194	9,913
Other interest income	685	246

Total revenues	186,328	121,967

Expenses
Personnel expenses	51,210	36,115
Amortization and depreciation	33,157	31,218
Interest expense—warehouse	13,756	6,857
Interest expense—corporate	211	558
Provision for risk-sharing obligations	(63)	325
Other operating expenses	10,626	7,287

Total expenses	108,897	82,360
Income before income taxes	77,431	39,607
Income tax expense	24	58

Net income	$77,407	$39,549

See accompanying notes to unaudited consolidated financial statements.

2

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Consolidated Statements of Changes in Member’s Capital (Unaudited)

(In thousands)

Balance at December 31, 2015	$354,601

Net income	125,201

Balance at December 31, 2016	$479,802

Balance at December 31, 2016	$479,802

Net income	77,407

Balance at June 30, 2017	$557,209

See accompanying notes to unaudited consolidated financial statements.

3

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	For the six months ended
	June 30, 2017	June 30, 2016
Cash flows from operating activities:
Net income	$77,407	$39,549
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Gain on originated mortgage servicing rights	(69,265)	(46,262)
Amortization and depreciation	33,157	31,218
Amortization of deferred financing costs	807	704
Unrealized losses (gains) on loans held for sale	(2,534)	(4,144)
Loan originations—loans held for sale	(5,811,773)	(3,281,613)
Loan sales—loans held for sale	5,952,293	3,091,227
(Increase) decrease in operating assets:
Restricted cash & cash equivalents	(1,184)	(2,626)
Due from affiliates	689	—
Other assets	(8,280)	(2,082)
Derivative assets	659	(1,241)
Credit enhancement receivable	144	74
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	4,334	(52)
Due to affiliates	(1,509)	(130)
Borrower deposits	(362)	3,143
Derivative liabilities	(971)	2,426
Financial guarantee liability	(214)	244
Contingent liability	217	565

Net cash provided by (used in) operating activities	173,615	(169,000)

Cash flows from investing activities:
Purchase of fixed assets	(225)	(676)
Purchase of mortgage servicing rights	(577)	(2,181)
Advances to CCRE	(285,000)	(175,000)
Repayments from CCRE	155,000	175,000

Net cash provided by (used in) investing activities	(130,802)	(2,857)

Cash flows from financing activities:
Proceeds from warehouse notes payable	5,851,890	3,281,613
Principal payments on warehouse notes payable	(5,175,950)	(3,437,697)
Advances from CCRE	241,000	466,000
Repayments to CCRE	(931,000)	(150,000)
Payment of deferred financing costs	(884)	(869)

Net cash provided by (used in) financing activities	(14,944)	159,047

Increase (decrease) in cash and cash equivalents	27,869	(12,810)
Cash and cash equivalents at beginning of period	33,589	100,894

Cash and cash equivalents at end of period	$61,458	$88,084

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$12,263	$6,266
Taxes	$24	$58

See accompanying notes to unaudited consolidated financial statements.

4

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(1)	Organization and Nature of Business

Berkeley Point Financial LLC (with its subsidiaries, the Company or BPF) is a Delaware limited liability company and wholly owns Berkeley Point Capital Holdings LLC (BPCH), also a Delaware limited liability company. BPCH wholly owns two subsidiaries, Berkeley Point Capital LLC (BPC) and Berkeley Point Interim Lending LLC (BPIL), both Delaware limited liability companies. BPC is the sole owner of one subsidiary, Berkeley Point Intermediary Inc. (BPII), a Delaware Corporation.

On April 10, 2014, BPF became a wholly owned subsidiary of Cantor Commercial Real Estate Company, L.P. (CCRE) when 100% of the membership interests in BPF were sold to CCRE in return for cash and limited partnership units in CCRE. The fair value of the consideration paid was allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the sale date (see Note 3).

Nature of Business

BPF, through its subsidiary BPC, is principally engaged in the origination, funding, sale and servicing of multi-family and commercial mortgage loans. After sale, BPF generally retains the rights to service the loans and may share in the risk of loss (see Note 11). Loans are sourced from a nationwide network of originators and correspondents. In the normal course of business, BPF accepts loan applications and application fees, manages the due diligence process, issues loan commitments, accepts commitment deposits, and closes loans. Loans are underwritten and processed according to guidelines set by BPF and various government sponsored entities. Initial funding for the loans is provided by warehouse line relationships.

BPF, through its subsidiary BPC, is approved to participate in a number of loan origination, sale and servicing programs operated by government sponsored enterprises (GSEs). The GSEs include the Federal Housing Authority (FHA), Government National Mortgage Association (GNMA), Federal Home Loan Mortgage Corporation (Freddie Mac) and the Federal National Mortgage Association (Fannie Mae).

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

The consolidated financial statements include the accounts of BPF, BPCH, BPIL, BPC and BPII (collectively, the Company). All material intercompany balances and transactions have been eliminated in consolidation.

5	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(b)	Recently Issued and Adopted Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued ASU No. 2014-09, Revenue from Contracts with Customers, which relates to how an entity recognizes the revenue it expects to be entitled to for the transfer of promised goods and services to customers. The ASU will replace certain existing revenue recognition guidance. The guidance, as stated in ASU No. 2014-09, was initially effective beginning on January 1, 2017. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers—Deferral of Effective Date, which defers the effective date by one year, with early adoption on the original effective date permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This ASU requires lessees to recognize a right-of-use asset and lease liability for all leases with terms of more than 12 months. Recognition, measurement and presentation of expenses will depend on classification as a finance or operating lease. The amendments also require certain quantitative and qualitative disclosures. Accounting guidance for lessors is largely unchanged. The guidance is effective beginning January 1, 2019, with early adoption permitted. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 represents a significant change to the incurred loss model currently used to account for credit losses. The ASU requires an entity to estimate the credit losses expected over the life of the credit exposure upon initial recognition of that exposure. The expected credit losses consider historical information, current information, and reasonable and supportable forecasts, including estimates of prepayments. Exposures with similar risk characteristics are required to be grouped together when estimating expected credit losses. The initial estimate and subsequent changes to the estimated credit losses are required to be reported in current earnings in the income statement and through an allowance in the balance sheet. ASU 2016-13 is applicable to financial assets subject to credit losses and measured at amortized cost and certain off-balance sheet credit exposures. The ASU will modify the way the Company estimates its financial guarantee liability. The effective date for the ASU for the Company is January 1, 2020, with early adoption permitted on January 1, 2019. The Company is in the process of determining the significance of the impact the ASU will have on its consolidated financial statements and the timing of when it will adopt the standard.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230)—Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). ASU 2016-15 changes how cash receipts and cash payments are presented and classified in the statement of cash flows. The new standard will become effective for the Company beginning with the first quarter of 2018 and will require adoption on a retrospective basis. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

6	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230)—Restricted Cash, which requires that the statement of cash flows explain the change during the period in the total of cash, cash equivalents and amounts generally described as restricted cash or restricted cash equivalents. The new standard will become effective for the Company beginning January 1, 2019 and will require adoption on a retrospective basis. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, which eliminates the requirement to determine the fair value of individual assets and liabilities of a reporting unit to measure goodwill impairment. Under the amendments in the new ASU, goodwill impairment testing will be performed by comparing the fair value of the reporting unit with its carrying amount and recognizing an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. The new standard will become effective for the Company beginning January 1, 2021 and will be applied on a prospective basis, and early adoption is permitted. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

(c)	Use of Estimates

The preparation of these consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities in these consolidated financial statements. Management believes that the estimates used in preparing these consolidated financial statements are reasonable. Estimates, by their nature, are based on judgement and available information. As such, actual results could differ materially from the estimates included in these consolidated financial statements.

(d)	Cash and Cash Equivalents

The Company defines cash and cash equivalents as cash on hand and due from banks. The Company also considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

(e)	Restricted Cash and Cash Equivalents

Restricted cash represents cash and cash equivalents set aside for amounts pledged for the benefit of Fannie Mae and Freddie Mac to secure BPF’s financial guarantee liability.

(f)	Loans Held for Sale (LHFS)

BPF maintains commercial mortgage loans for the purpose of sale to GSEs.    Prior to funding, BPF enters into an agreement to sell the loans to third party investors at a fixed price. BPF has elected the fair value option to carry LHFS at fair market value. During the period prior to sale, interest income is calculated and recognized in accordance with the terms of the individual loan.

7	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(g)	Fair Value Measurements

The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price). Fair value measurements do not include transaction costs.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

Level 2	Quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly

Level 3	Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

(h)	Derivative Financial Instruments

BPF has loan commitments to extend credit to third parties. The commitments to extend credit are for mortgage loans at a specific rate (rate lock commitments). These commitments generally have fixed expiration dates or other termination clauses and may require a fee. BPF is committed to extend credit to the counterparty as long as there is no violation of any condition established in the commitment contracts.

BPF simultaneously enters into an agreement to deliver such mortgages to third party investors at a fixed price (forward sale contracts).

Both the commitment to extend credit and the forward sale commitment qualify as derivative financial instruments. BPF recognizes all derivatives on the consolidated balance sheet as assets or liabilities measured at fair value. The change in the derivatives fair value is recognized in current period earnings.

(i)	Financial Guarantee Liability

BPF recognizes a liability in connection with the guarantee provided to Fannie Mae under the Delegated Underwriting and Servicing Program (DUS) and Freddie Mac under the Targeted Affordable Housing Program (TAH). The financial guarantee liability requires BPF to make payments to the guaranteed party based on borrowers’ failure to meet its obligations. The liability is adjusted through provisions charged or reversed through operations.

8	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(j)	Credit Enhancement Receivable

DB Cayman (as defined in Note 7) provides significant credit protection for BPF (see Note 7). Probable payments to be received from DB Cayman are recorded on the consolidated balance sheet as Credit enhancement receivable.

(k)	Contingent Liability

BPF is obligated to make a payment to DB Cayman on March 9, 2021 (see Note 7) for an amount based on actual financial guarantee payments compared to predetermined thresholds. BPF records this liability at the net present value of the expected payment using a discount rate equivalent to an estimate of the rate the Company would pay for unsecured debt.

(l)	Mortgage Servicing Rights (MSR)

BPF initially recognizes and measures the rights to service mortgage loans at fair value and subsequently measures them using the amortization method. BPF recognizes rights to service mortgage loans as separate assets at the time the underlying originated mortgage loan is sold and the value of those rights is included in the determination of the gain on loans held for sale.

Purchased MSRs, including MSRs purchased from CCRE, are initially recorded at fair value and subsequently measured using the amortization method.

BPF receives up to a 3 basis point servicing fee and/or up to a 1 basis point surveillance fee on certain Freddie Mac loans after the loan is securitized in a Freddie Mac pool (Freddie Mac Strip). The Freddie Mac Strip is also recognized at fair value and subsequently measured using the amortization method, but is recognized as a MSR at the securitization date.

MSRs are assessed for impairment, at least on an annual basis, based upon the fair value of those rights as compared to the amortized cost. Fair values are estimated using a valuation model that calculates the present value of the future net servicing cash flows. In using this valuation method, BPF incorporates assumptions that management believes market participants would use in estimating future net servicing income. It is reasonably possible such estimates may change. BPF amortizes the mortgage servicing rights in proportion to, and over the period of, the projected net servicing income. For purposes of impairment evaluation and measurement, BPF stratifies MSRs based on predominant risk characteristics of the underlying loans, primarily by investor type (Fannie Mae/Freddie Mac, FHA/GNMA, CMBS, and other). To the extent that the carrying value exceeds fair value of a specific MSR strata a valuation allowance is established, which is adjusted in the future as the fair value of MSRs increases or decreases. Reversals of valuation allowances cannot exceed the amortized cost.

9	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(m)	Fixed Assets

Furniture and equipment and leasehold improvements are carried at cost less accumulated depreciation. Depreciation is computed on a straight-line basis and is charged to depreciation expense over the life of the lease for leasehold improvements or estimated useful lives of the furniture and equipment (3 to 7 years). Maintenance and repairs are expensed as incurred. Fixed assets are included in Other assets in the accompanying consolidated balance sheet.

(n)	Goodwill

The Company recorded goodwill on April 10, 2014 with the purchase of the membership units of BPF by CCRE (see Note 3). Goodwill is tested at least annually for impairment, or more frequently if events or changes in circumstances, such as an adverse change in business climate, indicate that the goodwill may be impaired. There was no impairment during the six months ended June 30, 2017 and 2016.

(o)	Other Intangible Assets

The Company’s other intangible assets at June 30, 2017 are comprised of the value of the BPF’s licenses to originate and service loans for the GSEs, office leases and the trade name of “Berkeley Point Capital”. These assets are tested at least annually for impairment and there was no impairment during the six months ended June 30, 2017 and 2016.

(p)	Comprehensive Income

For the periods presented, comprehensive income equaled net income, therefore a separate statement of comprehensive income is not included in the accompanying consolidated financial statements.

(q)	Revenue recognition

Revenue is recognized when it is realized or realizable and earned. This concept is applied to key revenue generating activities of the Company as noted below.

Gains from mortgage banking activities, net

Gains from mortgage banking activities, net are recognized when a derivative asset is recorded upon the commitment to originate a loan with a borrower and sell the loan to an investor. The derivative is recorded at fair value and includes loan origination fees, sales premiums and the estimated fair value of the expected net servicing cash flows. Gains from mortgage banking activities, net are recognized net of related fees and commissions to affiliates or third party brokers. For loans the Company brokers, gains from mortgage banking activities are recognized when the loan is closed.

Servicing fees

Servicing fees are earned for servicing mortgage loans and are recognized on an accrual basis over the lives of the related mortgage loans. Also included in servicing fees are the fees earned on borrower prepayments, interest and placement fees on borrowers’ escrow accounts and other ancillary fees.

10	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(r)	Income Taxes

The tax status of the Company is a pass-through entity under the provisions of the Internal Revenue Code and various states in which the Company is qualified to do business. As a pass-through entity, the Company is subject to inconsequential federal, state and local income taxes as owners separately account for their pro-rata share of the majority of the Company’s items of income, deductions, losses and credits on their individual returns. No provision was made in the accompanying consolidated financial statements for federal, state and local income tax liabilities that are the responsibilities of the individual partners. The Company files income tax returns in the applicable U.S. federal, state and local jurisdictions and generally is subject to examination by the respective jurisdictions for three years from the filing of a tax return.

BPII is a corporation, and as such, is liable for income taxes.

(3)	Goodwill and Other Intangible Assets

On April 10, 2014 (Closing Date), CCRE acquired 100% of the membership units of BPF, at which time BPF became a wholly-owned subsidiary of CCRE. In accordance with the Company’s accounting policy, the purchase price paid by CCRE has been pushed down to the financial statements of BPF. Under push down accounting, historical assets and liabilities of BPF have been recast to the acquisition date fair value, in accordance with U.S. GAAP.

BPF recorded the assets and liabilities that were included in the acquisition at fair value. The fair value of the consideration paid was allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the Closing Date, with the remaining unallocated amount recognized as goodwill.

Remaining intangible assets acquired include the GSE licenses, the value of the “Berkeley Point Capital” trade name and below market office leases. The below market office leases are amortized over the remaining period of the underlying leases.

The following summarizes the Company’s other intangible assets and goodwill (in thousands):

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BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2017
	Value at Acquisition	Accumulated Amortization	Net Carrying Value	Balance sheet location
Amortizing intangible assets:
Office leases (1)	$140	$(122)	$18	Other intangible assets, net
Non-amortizing intangible assets:
Goodwill	191	—	191	Goodwill
GSE licenses	5,390	—	5,390	Other intangible assets, net
Trade name	50	—	50	Other intangible assets, net

Total	$5,771	$(122)	$5,649

December 31, 2016
	Value at Acquisition	Accumulated Amortization	Net Carrying Value	Balance sheet location
Amortizing intangible assets:
Office leases (1)	140	(114)	26	Other intangible assets, net
Non-amortizing intangible assets:
Goodwill	191	—	191	Goodwill
GSE licenses	5,390	—	5,390	Other intangible assets, net
Trade name	50	—	50	Other intangible assets, net

Total	$5,771	$(114)	$5,657

(1)	Amortization expense is included in Other operating expenses in the accompanying consolidated statement of operations.

Future amortization expense for the amortizing intangible assets is as follows (in thousands) as of June 30, 2017:

Office Leases
2017	$9
2018	9

Total	$18

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BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(4)	Capital and Liquidity Requirements

BPF is subject to various capital requirements in connection with seller/servicer agreements that BPF has entered into with the various GSEs. Failure to maintain minimum capital requirements could result in BPF’s inability to originate and service loans for the respective GSEs and could have a direct material adverse effect on the Company’s consolidated financial statements. Management believes that as of June 30, 2017 and December 31, 2016 that BPF has met all capital requirements. As of June 30, 2017 the most restrictive capital requirement was Fannie Mae’s net worth requirement. The Company exceeded the minimum requirement by $322.6 million.

Certain of BPF’s agreements with Fannie Mae allow BPF to originate and service loans under Fannie Mae’s DUS Program. These agreements require BPF to maintain sufficient collateral to meet Fannie Mae’s restricted and operational liquidity requirements based on a pre-established formula. Certain of BPF’s agreements with Freddie Mac allow BPF to service loans under Freddie Mac’s Targeted Affordable Housing Program (TAH). These agreements require BPF to pledge sufficient collateral to meet Freddie Mac’s liquidity requirement of 8% of the outstanding principal of TAH loans serviced by BPF. Management believes that as of June 30, 2017 and December 31, 2016 that BPF has met all liquidity requirements.

In addition, as a servicer for Fannie Mae, GNMA and FHA, BPF is required to advance to investors any uncollected principal and interest due from borrowers. At December 31, 2016 outstanding borrower advances were approximately $106 thousand and are included in other assets in the accompanying consolidated balance sheet. There were no outstanding advances at June 30, 2017.

(5)	Loans Held for Sale (LHFS)

ASC 825, Financial Instruments, provides entities with an option to measure financial instruments at fair value. BPF initially and subsequently measures all loans held for sale at fair value on the accompanying consolidated balance sheet. This fair value measurement falls within the definition of a Level 2 measurement (significant other observable inputs) within the fair value hierarchy. Loans held for sale represent originated loans that are typically sold within 45 days from the date that the mortgage loan is funded. Electing to use fair value allows a better offset of the change in fair value of the loan and the change in fair value of the derivative instruments used as economic hedges. During the period prior to its sale, interest income on a loan held for sale is calculated in accordance with the terms of the individual loan and is recorded in Interest income on loans held for sale in the accompanying consolidated statement of operations. Loans held for sale had a cost basis and fair value as follows (in thousands):

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BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

	Cost	Fair
	Basis	Value
June 30, 2017	$933,909	$933,850
December 31, 2016	1,074,429	1,071,836

As of June 30, 2017 and December 31, 2016 there were no loans held for sale that were 90 days or more past due or in nonaccrual status.

(6)	Derivatives

BPF accounts for its derivatives at fair value, and recognized all derivatives as either assets or liabilities in its consolidated balance sheet. In its normal course of business, BPF enters into commitments to extend credit for mortgage loans at a specific rate (rate lock commitments) and commitments to deliver these loans to third party investors at a fixed price (forward sale contracts). These transactions are accounted for as derivatives.

The fair value and notional balances of BPF’s derivatives for rate lock commitments and forward sale contracts can be found in Note 17.

The fair value of BPF’s derivatives for rate lock commitments and forward sale contracts are as follows (in thousands) and are included in Gains from mortgage banking activities, net and Personnel expenses in the accompanying consolidated statements of operations.

	Location of gain (loss) recognized	For the six months ended
	in income for derivatives	June 30, 2017	June 30, 2016
Derivatives not designed as hedging instruments:
Rate lock commitments	Gains from mortgage banking activities	$1,233	$ 2,080
Rate lock commitments	Personnel expenses	(1,799)	(873)
Forward sale contracts	Gains from mortgage banking activities	11,132	3,908

Total		$10,566	$ 5,115

(7)	Credit Enhancement Receivable, Contingent Liability & Credit Enhancement Deposit

BPF is a party to a Credit Enhancement Agreement (CEA) dated March 9, 2012, with German American Capital Corporation and Deutsche Bank Americas Holding Corporation (together, DB Entities). On October 20, 2016, the DB Entities assigned the CEA to Deutsche Bank AG Cayman Island Branch, a Cayman Island Branch of Deutsche Bank AG (DB Cayman). Under the terms of

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BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

these agreements, DB Cayman provides BPF with varying levels of ongoing credit protection, subject to certain limits, for Fannie Mae and Freddie Mac loans subject to loss sharing (see Note 11) in BPF’s servicing portfolio as of March 9, 2012. DB Cayman will also reimburse BPF for any losses incurred due to violation of underwriting and serving agreements that occurred prior to March 9, 2012. For the six months ended June 30, 2017 and 2016, there were no reimbursements under this agreement.

Credit enhancement receivable

At June 30, 2017, BPF had $18.0 billion of credit risk loans in its servicing portfolio with a maximum pre-credit enhancement loss exposure of $5.1 billion. BPF had a form of credit protection from DB Cayman on $4.6 billion of credit risk loans with a maximum loss exposure coverage of $1.3 billion. The amount of the maximum loss exposure without any form of credit protection from DB Cayman is $3.8 billion.

At December 31, 2016, BPF had $16.9 billion of credit risk loans in its servicing portfolio with a maximum pre-credit enhancement loss exposure of $4.7 billion. BPF had a form of credit protection from the DB Entities on $5.5 billion of credit risk loans with a maximum loss exposure coverage of $1.6 billion. The amount of the maximum loss exposure without any form of credit protection from DB Cayman is $3.1 billion.

As of June 30, 2017, the Credit enhancement receivable was $12 thousand.

Credit enhancement deposit

The CEA required the DB Entities to deposit $25 million into BPF’s Fannie Mae restricted liquidity account (see Note 4), which BPF is required to return to DB Cayman, less any outstanding claims, on March 5, 2021. The $25 million liability is included in Credit enhancement deposit in the accompanying consolidated balance sheet.

Contingent liability

Under the CEA, BPF is required to pay DB Cayman on March 9, 2021, an amount equal to 50% of the positive difference, if any, between (a) $25 million, and (b) BPF’s unreimbursed loss sharing payments from March 9, 2012 through March 9, 2021 on BPF’s servicing portfolio as of March 9, 2012.

As of June 30, 2017, the Contingent liability was $10.6 million.

15	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(8)	Gains from mortgage banking activities, net

Gains from mortgage banking activities, net consists of the following activity (in thousands):

	For the six months ended:
	2017	2016
Loan origination related fees and sales premiums, net	$42,870	$23,239
Fair value of expected net future cash flows from servicing recognized at commitment, net	71,907	48,883

Gains from mortgage banking activities, net	$114,777	$72,122

(9)	Mortgage Servicing Rights (MSR)

A summary of the activity in mortgage servicing rights for the Company for the six months ended June 30, 2017 and for the year ended December 31, 2016 is as follows (in thousands):

	For the six months ended	For the year ended
	June 30, 2017	December 31, 2016
Mortgage Servicing Rights
Beginning Balance	$347,558	$271,849
Additions	69,265	126,547
Purchases from an affiliate	577	3,905
Purchases from third parties	—	3,771
Amortization	(35,492)	(58,514)

Ending Balance	$381,908	$347,558

Valuation Allowance
Beginning Balance	$(7,742)	$(7,936)
Decrease (increase)	2,261	194

Ending Balance	$(5,481)	$(7,742)

Net balance	$376,427	$339,816

16	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

On July 21, 2016, the Company purchased the mortgage servicing rights to a portfolio of FHA/GNMA construction loans from an unaffiliated third party for $3.8 million.

The amount of contractually specified servicing fees (including primary and special servicing fees) and ancillary fees (including yield maintenance fees) earned by BPF were as follows:

	For the six months ended
	June 30, 2017	June 30, 2016
Contractual servicing fees	$45,784	$36,631
Escrow interest and placement fees	3,480	1,639
Ancillary fees	2,408	1,426

Total Servicing fees	$51,672	$39,696

These fees are classified as Servicing fees in the accompanying consolidated statements of operations.

The Company’s primary servicing portfolio at June 30, 2017 and December 31, 2016 was approximately $53.2 billion and $50.6 billion, respectively. The Company’s special servicing portfolio at June 30, 2017 and December 31, 2016 was $5.1 billion.

The estimated fair value of the MSRs at June 30, 2017 and December 31, 2016 was $391.3 million and $344.9 million, respectively.

Fair values are estimated using a valuation model that calculates the present value of the future net servicing cash flows. The cash flows assumptions used are based on assumptions BPF believes market participants would use to value the portfolio.    Significant assumptions include estimates of the cost of servicing per loan, discount rate, earnings rate on escrow deposits and prepayment speeds. An increase in discount rate of 100 bps or 200 bps would result in a decrease in fair value by $11.2 million and $21.8 million, respectively, at June 30, 2017 and by $9.9 million and $19.3 million, respectively, at December 31, 2016.

(10)	Warehouse Notes Payable

BPF uses its warehouse lines and a repurchase agreement to fund mortgage loans originated under its various lending programs. Outstanding borrowings against these lines are collateralized by an assignment of the underlying mortgages and third party purchase commitments. As of June 30, 2017, BPF had the following lines available and borrowings outstanding (in thousands):

17	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

	Committed Lines	Uncommitted Lines	Balance at June 30, 2017	Stated Spread to One Month LIBOR	Rate Type
Warehouse line due June 20, 2018	$450,000	$—	$441,368	135 bps	Variable
Warehouse line due September 25, 2017	200,000	—	146,569	135 bps	Variable
Warehouse line due October 12, 2017	300,000	—	291,722	135 bps	Variable
Fannie Mae repurchase agreement, open maturity	—	325,000	54,250	120 bps	Variable

	$950,000	$325,000	$933,909

At December 31, 2016, BPF had the following lines available and borrowings outstanding (in thousands);
	Committed Lines	Uncommitted Lines	Balance at December 31, 2016	Stated Spread to One Month LIBOR	Rate Type
Warehouse line due April 21, 2017	$450,000	$—	$43,356	135 bps	Variable
Warehouse line due September 25, 2017	200,000	—	34,628	135 bps	Variable
Warehouse line due October 12, 2017	200,000	—	23,833	135 bps	Variable
Fannie Mae repurchase agreement, open maturity	—	325,000	156,152	120 bps	Variable

	$850,000	$325,000	$257,969

BPF is required to meet a number of financial covenants, including maintaining a minimum of $15.0 million of cash and cash equivalents. BPF was in compliance with all covenants on June 30, 2017 and December 31, 2016 and for the six months ended June 30, 2017 and 2016.

(11)	Financial Guarantee Liability

BPF shares risk of loss for loans originated under the Fannie Mae DUS and Freddie TAH programs and could incur losses in the event of defaults or foreclosure of these loans. Under the guarantee, BPF’s maximum contingent liability to the extent of actual losses incurred is approximately 33% of the outstanding principal balance on Fannie Mae DUS or Freddie TAH loans. Risk sharing percentages are established on a loan by loan basis when originated with most loans at 33% and “modified” loans at lower percentages. Under certain circumstances, risk sharing percentages can be revised subsequent to origination or BPF could be required to repurchase the loan. In the event of a loss resulting from a catastrophic event that is not required to be covered by borrowers’ insurance policies, BPF can recover the loss under its mortgage impairment insurance policy. Any potential recovery is subject to the policy’s deductibles and limits (see Note 18).

At June 30, 2017, the credit risk loans being serviced by BPF on behalf of Fannie Mae and Freddie Mac had outstanding principal balances of approximately $18.0 billion with a maximum potential loss of approximately $5.1 billion, of which $1.3 billion is covered by the Credit Enhancement Agreement (see Note 7).

At December 31, 2016, the credit risk loans being serviced by BPF on behalf of Fannie Mae and Freddie Mac had outstanding principal balances of approximately $16.9 billion with a maximum potential loss of approximately $4.7 billion, of which $1.6 billion is covered by the Credit Enhancement Agreement (see Note 7).

18	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

At June 30, 2017 and December 31, 2016, the estimated liability under the guarantee liability was as follows (in thousands):

Financial guarantee liability (in thousands)
Balance at December 31, 2015	$(288)
Increase to provision	(125)

Balance at December 31, 2016	$(413)

Reversal of provision	213

Balance at June 30, 2017	$(200)

In order to monitor and mitigate potential losses, BPF uses an internally developed loan rating scorecard for determining which loans meet BPF’s criteria to be placed on a watchlist. BPF also calculates default probabilities based on internal ratings and expected losses on a loan by loan basis. This methodology uses a number of factors including, but not limited to, debt service coverage ratios, collateral valuation, the condition of the underlying assets, borrower strength and market conditions.

See Note 7 for further explanation of credit protection provided by DB Cayman. The provisions for risk sharing in the accompanying consolidated statements of operations was as follows (in thousands):

	For the six months ended
	June 30, 2017	June 30, 2016
Provisions for risk-sharing obligations from:
Increase (decrease) to financial guarantee liability	$(213)	$244
Decrease (increase) to credit enhancement receivable	144	74
Increase (decrease) to contingent liability	6	7

Total expense	$(63)	$325

(12)	Concentrations of Credit Risk

The lending activities of BPF create credit risk in the event that counterparties do not fulfill their contractual payment obligations. In particular, BPF is exposed to credit risk related to the Fannie Mae DUS and Freddie Mac TAH loans (see Note 11). As of June 30, 2017, 28% of $5.1 billion of the maximum loss (see Note 11) was for properties located in California. As of December 31, 2016, 29% of $4.7 billion of the maximum loss (see Note 11) was for properties located in California.

19	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(13)	Commitments, Contingencies and Litigation

At June 30, 2017 and December 31, 2016, BPF was committed to fund approximately $311 million and $207 million, respectively, which is the total remaining draws on construction loans originated by BPF under the HUD 221(d)4, 220 and 232 programs, rate locked loans that have not been funded, forward commitments as well as the funding for credit facilities. BPF also has corresponding commitments to sell these loans to various investors as they are funded.

BPF leases office space in a number of offices under non-cancelable operating leases. Future minimum rental payments under the terms of the leases are (in thousands):

As of
June 30, 2017
2017	$1,433
2018	2,109
2019	1,072
2020	1,095
2021	1,123
Thereafter	6,480

Total	$13,312

Rent expense is included in Other operating expense in the accompanying consolidated statements of operations (in thousands):

	For the six months ended
	June 30, 2017	June 30, 2016
Rent expense	$1,578	$1,482

Legal accruals are established when a material legal liability is both probable and reasonably estimable. Once established, accruals are adjusted when there is more information available or when an event occurs requiring change. As of June 30, 2017 and December 31, 2016, the Company was not subject to any material litigation.

(14)	Related Party Transactions

BPF’s parent, CCRE, is a real estate finance company that is principally engaged in the origination, pooling and securitization of commercial mortgage loans. Loans are referred to BPF by CCRE (and other entities affiliated with CCRE) and BPF refers loans to CCRE (and other entities affiliated with CCRE). Revenue from these referrals was recognized in Gains from mortgage banking activities, net in the accompanying consolidated statements of operations as follows (in thousands):

20	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

	For the six months ended
	June 30, 2017	June 30, 2016
Loans referred to BPF by CCRE and affilates, net	$18,791	$15,383
Loans referred to CCRE and affiliates by BPF, net	—	338

Total revenue	$18,791	$15,721

The above fees are net of broker fees and commissions to CCRE (and other entities affiliated with CCRE) of $4.0 million for the six months ended June 30, 2017 and $3.1 million for the six months ended June 30, 2016.

On March 11, 2015, BPF and CCRE entered into a note receivable/payable that allows for advances to or from CCRE at an interest rate of 1 month LIBOR plus 1.0%. As of June 30, 2017, there was $130.0 million of outstanding advances due from CCRE on the note and this balance is included in Due from affiliates in the accompanying consolidated balance sheet. As of December 31, 2016, there was $690.0 million of outstanding advances due to CCRE on the note and this balance is included in Due to affiliates in the accompanying consolidated balance sheet. BPF recognized the following in the accompanying consolidated statements of operations (in thousands):

	For the six months ended		Statement of Income
	June 30, 2017	June 30, 2016	Location
Interest income	$218	$73	Other interest income
Interest expense	2,428	149	Interest expense - warehouse

For the six months ended June 30, 2017, BPF purchased the primary servicing rights for $0.3 billion of loans originated by CCRE for $0.6 million. BPF also services loans for CCRE on a “fee for service” basis, generally prior to a loan’s sale or securitization, and for which no MSR is recognized. The Company recognized $1.9 million for the six months ended June 30, 2017 and $1.8 million for the six months ended June 30, 2016 as servicing revenue (excludes interest and placement fees) from loans purchased from CCRE on a “fee for service” basis in Servicing fees in the accompanying consolidated statements of operations .

For the year ended December 31, 2016, BPF purchased the primary servicing rights for $2.8 billion of loans originated by CCRE for $3.9 million.

21	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

CCRE charges BPF for certain administrative services, including accounting, legal, treasury, human resources, risk management, and facilities management, CCRE and its affiliates provide to BPF. BPF was charged $0.2 million and $0.2 million for the six months ended June 30, 2017 and 2016, respectively. These amounts are included in Other operating expenses in the accompanying consolidated statement of operations.

(15)	Compensation

Origination commissions to BPF’s originators are calculated based on contractual terms. This expense is recognized in Personnel expenses within the consolidated statements of operations. The Company recognized compensation expense of $26.3 million for the six months ended June 30, 2017 and $14.0 million for the six months ended June 30, 2016 for origination commissions.

The Company may pay certain bonuses in the form of deferred cash compensation awards, which generally vest over a future service period. This expense is recognized in Personnel expenses within the consolidated statements of operations. The Company recognized compensation expense of $0.4 million for the six months ended June 30, 2017 and $0.8 million for the six months ended June 30, 2016 related to deferred cash compensation awards. As of June 30, 2017 and December 31, 2016, the total liability for the deferred cash compensation awards was $2.2 million and $2.6 million, respectively, and is included in Accounts payable and accrued expenses in the consolidated balance sheet. As of June 30, 2017 and December 31, 2016, the total notional value of deferred cash compensation was approximately $3.8 million and $4.5 million, respectively.

Certain cash bonus awards are paid subsequent to the balance sheet date and require employee service for a period of time subsequent to payment. This expense is recognized utilizing the graded vesting amortization method in Personnel expenses within the consolidated statements of operations. The Company recognized compensation expense of $5.5 million for the six months ended June 30, 2017 and $4.2 million for the six months ended June 30, 2016, for certain cash bonus awards.

The Company enters into various agreements with certain employees whereby these individuals receive loans that may be forgiven over a period of time. The forgivable portion of these loans is recognized as compensation expense over the life of the loan (typically 2 to 3 years). As of June 30, 2017 and December 31, 2016, the aggregate unamortized balance of these loans was $3.0 million and $2.2 million, respectively, which is included in Other assets in the consolidated balance sheet. The amortization expense for these loans is $1.3 million for the six months ended June 30, 2017 and $0.7 million for the six months ended June 30, 2016 which is included in Personnel expenses in the consolidated statements of operations.

(16)	Escrow and Custodial Funds

In conjunction with the servicing of multi-family and commercial loans, BPF holds escrow and other custodial funds. Escrow funds are held at unaffiliated financial institutions generally in the form of cash and cash equivalents. These funds amounted to approximately $1.6 billion and $1.1 billion, as of June 30, 2017 and December 31, 2016, respectively. These funds are held for the benefit of BPF’s borrowers and are segregated in custodial bank accounts. These amounts are excluded from the assets and liabilities of the Company.

22	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(17)	Fair Value of Financial Instruments

ASC 820, Fair Value Measurement, requires the disclosure of fair value information about financial instruments for which it is practical to estimate that value, whether or not the instrument is recognized on the balance sheet. Quoted market prices, when available, are used as the measure of fair value. In cases where quoted market prices are not available, fair values are derived by management based on present value estimates of anticipated cash flows.

These derived fair values are significantly affected by assumptions used, principally the timing of future cash flows and the discount rate. Because assumptions are inherently subjective in nature, the estimated fair values cannot be substantiated by comparison to independent market quotes and, in many cases, these estimated fair values may not necessarily be realized in an immediate sale or settlement of the instrument.

The following table represents the Company’s fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as (in thousands):

As of June 30, 2017
	Level 1	Level 2	Level 3	Total
Assets:
Loans held for sale	$—	$933,850	$—	$933,850
Derivative assets	—	—	19,265	19,265

Total assets	$—	$933,850	$19,265	$953,115

Liabilities:
Derivative liabilities	$—	$—	$8,699	$8,699
Contingent liability	—	—	10,607	10,607

Total liabilities	$—	$—	$19,306	$19,306

As of December 31, 2016
	Level 1	Level 2	Level 3	Total
Assets:
Loans held for sale	$—	$1,071,836	$—	$1,071,836
Derivative assets	—	—	19,924	19,924

Total assets	$—	$1,071,836	$19,924	$1,091,760

Liabilities:
Derivative liabilities	$—	$—	$9,670	$9,670
Contingent liability	—	—	10,390	10,390

Total liabilities	$—	$—	$20,060	$20,060

There were no transfers between level 1, 2 and level 3 for the six months ended June 30, 2017 and 2016.

23	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

Derivative instruments are outstanding for short periods of time (generally less than 60 days). A roll forward of assets and liabilities (level 3) that require valuation based upon significant unobservable inputs, is presented below (in thousands):

Fair Value Measurements Using Signficant Unobservable Inputs
	Derivative assets
	and liabilities, net	Contingent liability
Balance at December 31, 2015	$6,300	$10,018
Settlements	(6,300)	—
Net unrealized gains (losses) recorded in earnings	10,254	(372)

Balance at December 31, 2016	$10,254	$10,390

Balance at December 31, 2016	$10,254	$10,390
Settlements	(10,254)	—
Net unrealized gains (losses) recorded in earnings	10,566	(217)

Balance at June 30, 2017	$10,566	$10,607

The following table presents information about significant unobservable inputs used in the measurement of the fair value of the Company’s Level 3 assets and liabilities (in thousands):

June 30, 2017
				Range of
			Significant Unobservable	Significant Unobservable
Level 3 assets and liabilities	Assets	Liabilities	Inputs	Inputs
Derivative assets and liabilities:
-Forward sale contracts	$13,292	$2,160	Counterparty credit risk	—
-Rate lock commitments	5,973	6,539	Counterparty credit risk	—
-Contingent liability	—	10,607	Discount rate	4.24%

Total	$19,265	$19,306

December 31, 2016
				Range of
			Significant Unobservable	Significant Unobservable
Level 3 assets and liabilities	Assets	Liabilities	Inputs	Inputs
Derivative assets and liabilities:
-Forward sale contracts	$2,100	$—	Counterparty credit risk	—
-Rate lock commitments	17,824	9,670	Counterparty credit risk	—
-Contingent liability	—	10,390	Discount rate	4.23%

Total	$19,924	$20,060

24	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

The carrying amounts and the fair value of the Company’s financial instruments as of June 30, 2017 and December 31, 2016, are presented below (in thousands):

	June 30, 2017		December 31, 2016
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Assets:
Cash and cash equivalents	$61,458	$61,458	$33,589	$33,589
Restricted cash	52,111	52,111	50,927	50,927
Loans held for sale	933,850	933,850	1,071,836	1,071,836
Derivative assets	19,265	19,265	19,924	19,924

Total	$1,066,684	$1,066,684	$1,176,276	$1,176,276

Liabilities
Derivative liabilities	$8,699	$8,699	$9,670	$9,670
Warehouse notes payable	933,909	933,909	257,969	257,969

Total	$942,608	$942,608	$267,639	$267,639

The following methods and assumptions were used to estimate the fair value of each asset and liability for which it is practicable to estimate that value:

•	Cash and cash equivalents and Restricted cash and cash equivalents – The carrying amounts approximate fair value due to the highly liquid nature and short maturity of these instruments. (Level 1)

•	Loans held for sale – Consists of originated loans that have been sold to third party investors at a fixed price and are generally settled within 30 days from the date of funding. (Level 2)

•	Derivatives – Consists of rate lock commitments and forward sale contracts. These instruments are valued using discounted cash flow models based on changes in market interest rates and other observable market data. (Level 3)

•	Mortgage servicing rights, net—As noted in Note 2 and Note 9, MSRs are initially recorded at fair value and then are subsequently measured using the amortization method. MSRs are assessed for impairment at least annually and a valuation allowance is established if any class or strata within a class of MSRs is deemed to be impaired. At June 30, 2017, certain MSRs were deemed to be impaired by a total of $5,481 and as a result are represented on the consolidated balance sheet at fair value. The fair value of the MSRs measured on a non-recurring basis at June 30, 2017 was $74,748 and are considered to be Level 3 within the fair value hierarchy.

25	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

At December 31, 2016, certain MSRs were deemed to be impaired by a total of $7,742 and as a result are represented on the consolidated balance sheet at fair value. The fair value of the MSRs measured on a non-recurring basis at December 31, 2016 was $59,141 and are considered to be Level 3 within the fair value hierarchy.

•	Warehouse notes payable – Consists of borrowings under warehouse line agreements. The borrowing rates on the warehouse lines are based short term London Interbank Offered Rates (LIBOR) plus applicable margins. The carrying amounts approximate fair value due to the short term maturity of these instruments. (Level 2)

•	Contingent liability – Consists of the future liability under the CEA to DB Cayman. The amount due to DB Cayman in March of 2021 is estimated using the financial guaranty liability (see Note 11) and the credit enhancement receivable (see Note 7) and discounted to the balance sheet date using a discount rate equivalent to an estimate of the rate the Company would pay for unsecured debt. (Level 3)

Fair value of derivative instruments and loans held for sale

In the normal course of business, BPF enters into contractual commitments to originate and sell loans at fixed prices with fixed expiration dates. The commitments become effective when the borrowers rate lock their interest rate within time frames established by BPF. Borrowers are evaluated for creditworthiness prior to this commitment. Market risk arises if interest rates move adversely between the time of the rate lock by the borrower and the date the loan is sold to an investor.

To mitigate the effect of the interest rate risk inherent in providing rate lock commitments to borrowers, BPF enters a sale commitment with an investor simultaneously with the rate lock commitment with the borrower. The sale contract with the investor locks in an interest rate and price for the sale of the loan. The terms of the contract with the investor and the rate lock with the borrower are matched in substantially all respects, with the objective of eliminating interest rate risk to the extent practical. Sale commitments with the investors have an expiration date that is longer than our related commitments to the borrower to allow, among other things, for the closing of the loan and processing of paperwork to deliver the loan into the sale commitment.

Both the rate lock commitments to borrowers and the forward sale contracts to investors are derivatives and, accordingly, are marked to fair value through the statements of operations. The fair value of BPF’s rate lock commitments to borrowers and loans held for sale and the related input levels includes, as applicable:

•	The assumed gain/loss of the expected loan sale to the investor;

•	The expected net future cash flows associated with servicing the loan ;

•	The effects of interest rate movements between the date of the rate lock and the balance sheet date; and

26	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

•	The nonperformance risk of both the counterparty and BPF.

The fair value of BPF’s forward sales contracts to investors considers effects of interest rate movements between the trade date and the balance sheet date. The market price changes are multiplied by the notional amount of the forward sales contracts to measure the fair value.

The gain/loss considers the amount that BPF has discounted the price to the borrower from par for competitive reasons, if at all, and the expected net cash flows from servicing to be received upon sale of the loan. The fair value of the expected net future cash flows associated with servicing the loan is calculated pursuant to the valuation techniques described in Note 9.

To calculate the effects of interest rate movements, BPF uses applicable U.S. Treasury prices, and multiplies the price movement between the rate lock date and the balance sheet date by the notional loan commitment amount.

The fair value of BPF’s forward sales contracts to investors considers the market price movement of the same type of security between the trade date and the balance sheet date. The market price changes are multiplied by the notional amount of the forward sales contracts to measure the fair value.

The fair value of BPF’s rate lock commitments and forward sale contracts is adjusted to reflect the risk that the agreement will not be fulfilled. The Company’s exposure to nonperformance in rate lock and forward sale contracts is represented by the contractual amount of those instruments. Given the credit quality of our counterparties, the short duration of rate lock commitments and forward sales contracts, and the Company’s historical experience with the agreements, management does not believe the risk of nonperformance by the Company’s counterparties to be significant.

The fair value of the Company’s loans held for sale include the gain/loss for pricing discounts and expected net future cash flows and the effect of interest rate movements as described above.

27	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

	Fair Value Adjustment Components				Balance Sheet Location
	Notional or	Assumed	Interest Rate	Total	Derivative	Derivative	Fair Value
	Principal	Gain (Loss)	Movement	Fair Value	Contract	Contract	Adjustment to
June 30, 2017	Amount	on Sale	Effect	Adjustment	Assets	Liabilities	Loans Held for Sale
Rate lock commitments	$248,620	$5,973	$(6,539)	$(566)	$5,973	$(6,539)	$—
Forward sale contracts	1,182,529	—	11,132	11,132	13,292	(2,160)	—
Loans held for sale	933,909	4,534	(4,593)	(59)	—	—	(59)

		$10,507	$—	$10,507	$19,265	$(8,699)	$(59)

	Fair Value Adjustment Components				Balance Sheet Location
	Notional or	Assumed	Interest Rate	Total	Derivative	Derivative	Fair Value
	Principal	Gain (Loss)	Movement	Fair Value	Contract	Contract	Adjustment to
December 31, 2016	Amount	on Sale	Effect	Adjustment	Assets	Liabilities	Loans Held for Sale
Rate lock commitments	$201,603	$2,100	$(9,670)	$(7,570)	$2,100	$(9,670)	$—
Forward sale contracts	1,276,032	148	17,676	17,824	17,824	—	—
Loans held for sale	1,074,429	5,413	(8,006)	(2,593)	—	—	(2,593)

		$7,661	$—	$7,661	$19,924	$(9,670)	$(2,593)

(18)	Mortgage Bankers Blanket Bond and Mortgage Impairment Policy

BPF is insured under a fidelity blanket bond. BPF is insured against certain losses due to dishonest employees and, in some cases, certain third parties acting on behalf of BPF. Claims on this type of loss were subject to a $150,000 deductible for the six months ended June 30, 2017 and 2016. BPF is also insured under a mortgage errors and omissions policy covering losses due to errors and omissions relating to mortgagee interest liability to mortgagor and liability to investors. Claims on this type of loss were subject to a $150,000 deductible for the six months ended June 30, 2017 and 2016.

BPF is insured under a mortgage protection insurance policy. The policy covers loans that BPF services under its Fannie Mae DUS and Freddie Mac TAH programs. The policy covers losses that BPF may incur under its risk sharing provisions with Fannie Mae and Freddie Mac (see Note 11) that are a result of catastrophic events that are not required to be covered by the borrowers’ insurance policies. For the six months ended June 30, 2017 and 2016, the coverage limit was $25 million. As of June 30, 2017, claims on this policy were subject to a $50,000 deductible except for flood and earthquake which were subject to the following deductibles:

•	Flood – $500,000

28	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

•	Earthquake –$500,000 for California

•	Earthquake—$500,000 for certain high risk counties in 9 other states as outlined in the policy

BPF recognized approximately $0.3 million and $0.3 million in Other operating expenses in the accompanying consolidated statement of operations for the above policies for the six months ended June 30, 2017 and 2016.

(19)	Subsequent Events

On July 17, 2017, CCRE entered into an agreement to sell 100% of the membership interest in BPF to BGC Partners, Inc., an affiliate of CCRE.

The Company has evaluated subsequent events through the date at which the consolidated financial statements were available to be issued, and determined that, other than the transaction noted above, there are no other items to account for or disclose.

29

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Consolidated Financial Statements

As of December 31, 2016 and 2015 (Successor) and for the years ended

December 31, 2016 and 2015 (Successor) and for the periods April 10, 2014 through December 31, 2014 (Successor) and January 1, 2014

through April 9, 2014 (Predecessor)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Index

Page
Consolidated Financial Statements:

Independent Auditors’ Report	1

Consolidated Balance Sheets as of December 31, 2016 and 2015 (Successor)	2

Consolidated Statements of Operations for the years ended December 31, 2016 and 2015 (Successor) and for the periods April 10, 2014 through December 31, 2014 (Successor) and January 1, 2014 through April 9, 2014 (Predecessor)	3

Consolidated Statement of Changes in Members’ Capital for the period January 1, 2014 through April 9, 2014 (Predecessor)	4

Consolidated Statements of Changes in Member’s Capital for the years ended December 31, 2016 and 2015 (Successor) and for the period April 10, 2014 through December 31, 2014 (Successor)	5

Consolidated Statements of Cash Flows for the years ended December 31, 2016 and 2015 (Successor) and for the periods April 10, 2014 through December 31, 2014 (Successor) and January 1, 2014 through April 9, 2014 (Predecessor)	6

Notes to Consolidated Financial Statements	7-33

Independent Auditors’ Report

Member

Berkeley Point Financial LLC:

We have audited the accompanying consolidated balance sheets of Berkeley Point Financial LLC and subsidiaries as of December 31, 2016 and 2015 (Successor), and the related consolidated statements of operations for the years ended December 31, 2016 and 2015 (Successor) and for the periods April 10, 2014 through December 31, 2014 (Successor) and January 1, 2014 through April 9, 2014 (Predecessor), changes in member’s capital for the period January 1, 2014 through April 9, 2014 (Predecessor), changes in member’s capital for the years ended December 31, 2016 and 2015 (Successor) and for the period April 10, 2014 through December 31, 2014 (Successor), and cash flows for the years ended December 31, 2016 and 2015 (Successor) and for the periods April 10, 2014 through December 31, 2014 (Successor) and January 1, 2014 through April 9, 2014 (Predecessor). These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position Berkeley Point Financial LLC and subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years ended December 31, 2016 and 2015 (Successor) and for the periods April 10, 2014 through December 31, 2014 (Successor) and January 1, 2014 through April 9, 2014 (Predecessor) in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

August 23, 2017

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands)

Assets

	December 31,	December 31,
	2016	2015

Current assets:
Cash and cash equivalents	$33,589	$100,894
Restricted cash and cash equivalents	50,927	48,742
Loans held for sale, at fair value	1,071,836	359,109
Derivative assets	19,924	9,531
Other current assets	13,171	10,181

Total current assets:	1,189,447	528,457
Mortgage servicing rights, net	339,816	263,913
Credit enhancement receivable	156	257
Goodwill	191	191
Other intangible assets, net	5,465	5,481
Other assets	4,124	2,576

Total assets	$1,539,199	$800,875

Liabilities and Member’s Capital
Current liabilities:
Accounts payable and accrued expenses	$32,305	$23,336
Due to affiliates	691,509	1,225
Borrower deposits	6,102	3,745
Derivative liabilities	9,670	3,231
Warehouse notes payable	257,969	359,634

Total current liabilities:	997,555	391,171
Financial guarantee liability	413	288
Credit enhancement deposit	25,000	25,000
Contingent liability	10,390	10,018
Other liabilities	26,039	19,797

Total liabilities	1,059,397	446,274

Member’s capital	479,802	354,601

Total liabilities and member’s capital	$1,539,199	$800,875

See accompanying notes to consolidated financial statements.

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands)

	Successor	Successor	Successor	Predecessor
	January 1, 2016 -	January 1, 2015 -	April 10, 2014 -	January 1, 2014 -
	December 31, 2016	December 31, 2015	December 31, 2014	April 9, 2014
Revenues
Gains from mortgage banking activities, net	$183,801	$113,357	$79,377	$15,224
Servicing fees	87,671	74,356	49,053	16,705
Warehouse interest income	21,176	13,772	7,233	1,635
Other interest income	429	327	112	31
Other	—	—	59	—

Total revenues	293,077	201,812	135,834	33,595

Expenses
Personnel expenses	77,827	62,622	47,544	17,365
Amortization and depreciation	58,848	55,130	34,002	12,130
Interest expense—warehouse	13,728	9,670	5,265	1,304
Interest expense—corporate	366	460	585	1,128
Provision for risk-sharing obligations	231	(81)	48	—
Other operating expenses	16,796	16,730	10,172	3,725

Total expenses	167,796	144,531	97,616	35,652
Income (loss) before income taxes	125,281	57,281	38,218	(2,057)
Income tax expense	80	123	90	5

Net income (loss)	$125,201	$57,158	$38,128	$(2,062)

See accompanying notes to consolidated financial statements.

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Consolidated Statement of Changes in Members’ Capital

(In thousands)

Predecessor

Balance at December 31, 2013	$214,988
Net loss	(2,062)
Distributions	(5,000)
Non-cash equity compensation	1,601
Contributions	4,709

Balance at April 9, 2014	$214,236

See accompanying notes to consolidated financial statements.

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Consolidated Statements of Changes in Member’s Capital

(In thousands)

Successor

Opening balance at April 10, 2014	$214,236
Net income	38,128
Fair value adjustments for push-down accounting	45,079

Balance at December 31, 2014	$297,443
Net income	57,158

Balance at December 31, 2015	$354,601
Net income	125,201

Balance at December 31, 2016	$479,802

See accompanying notes to consolidated financial statements.

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

	Successor	Successor	Successor	Predecessor
	January 1, 2016 -	January 1, 2015 -	April 10, 2014 -	January 1, 2014 -
	December 31, 2016	December 31, 2015	December 31, 2014	April 9, 2014
Cash flows from operating activities:
Net income (loss)	$125,201	$57,158	$38,128	$(2,062)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on originated mortgage servicing rights	(126,547)	(71,873)	(40,636)	(7,573)
Loss on sale of mortgage servicing rights	—	—	17	—
Amortization and depreciation	58,848	55,130	34,002	12,130
Amortization of deferred financing costs	1,237	1,153	738	299
Unrealized losses (gains) on loans held for sale	1,537	2,458	(2,209)	(277)
Loan originations—loans held for sale	(7,691,573)	(5,210,160)	(3,262,210)	(590,050)
Loan sales—loans held for sale	6,977,308	5,633,773	2,592,378	704,344
Non-cash compensation expense	—	—	—	1,601
(Increase) decrease in operating assets:
Restricted cash and cash equivalents	(2,185)	(335)	(6,190)	(520)
Other assets	(4,272)	(1,018)	256	(1,766)
Derivative assets	(10,393)	2,564	(2,372)	10,683
Credit enhancement receivable	101	2,197	249	714
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	15,391	5,219	16,638	(8,960)
Due to affiliates	284	(728)	1,954	—
Borrower deposits	2,357	(3,228)	5,112	(221)
Derivative liabilities	6,439	(1,470)	(2,445)	(8,217)
Financial guarantee liability	125	(2,429)	(172)	(714)
Contingent liability	372	515	556	971

Net cash provided by (used in) operating activities	(645,770)	468,926	(626,206)	110,382

Cash flows from investing activities:
Purchase of fixed assets	(865)	(454)	(104)	(61)
Advances to CCRE	(175,000)	(265,000)	—	—
Repayments from CCRE	175,000	265,000	—	—
Proceeds from sale of mortgage servicing rights	—	—	160	—
Purchase of mortgage servicing rights	(7,676)	(9,259)	(7,418)	—

Net cash (used in) investing activities	(8,541)	(9,713)	(7,362)	(61)

Cash flows from financing activities:
Proceeds from warehouse notes payable	7,691,573	5,210,160	3,262,210	476,105
Principal payments on warehouse notes payable	(7,793,238)	(5,628,709)	(2,597,972)	(590,400)
Principal payments on term loan	—	—	—	(20,000)
Advances from CCRE	1,506,000	440,000	—	—
Repayments to CCRE	(816,000)	(440,000)	—	—
Payment of deferred financing costs	(1,329)	(831)	(1,233)	—
Contributions	—	—	—	4,709
Distributions	—	—	—	(5,000)

Net cash provided by (used in) financing activities	587,006	(419,380)	663,005	(134,586)

Increase (decrease) in cash and cash equivalents	(67,305)	39,833	29,437	(24,265)
Cash and cash equivalents at beginning of period	100,894	61,061	31,624	55,889

Cash and cash equivalents at end of period	$33,589	$100,894	$61,061	$31,624

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$11,693	$8,838	$3,666	$1,535
Taxes	$79	$131	$82	$10

See accompanying notes to consolidated financial statements.

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(1)	Organization and Nature of Business

Berkeley Point Financial LLC (with its subsidiaries, the Company or BPF) is a Delaware limited liability company and wholly owns Berkeley Point Capital Holdings LLC (BPCH), also a Delaware limited liability company. BPCH wholly owns two subsidiaries, Berkeley Point Capital LLC (BPC) and Berkeley Point Interim Lending LLC (BPIL), both Delaware limited liability companies. BPC is the sole owner of one subsidiary, Berkeley Point Intermediary Inc. (BPII), a Delaware Corporation.

On April 10, 2014, BPF became a wholly owned subsidiary of Cantor Commercial Real Estate Company, L.P. (CCRE) when 100% of the membership interests in BPF were sold to CCRE in return for cash and limited partnership units in CCRE. The fair value of the consideration paid was allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the sale date (see Note 3).

For the period January 1, 2014 through April 9, 2014, the membership interests in BPF were owned by other investors (not affiliated with CCRE) and employees of BPF.

Nature of Business

BPF, through its subsidiary BPC, is principally engaged in the origination, funding, sale and servicing of multi-family and commercial mortgage loans. After sale, BPF generally retains the rights to service the loans and may share in the risk of loss (see Note 11). Loans are sourced from a nationwide network of originators and correspondents. In the normal course of business, BPF accepts loan applications and application fees, manages the due diligence process, issues loan commitments, accepts commitment deposits, and closes loans. Loans are underwritten and processed according to guidelines set by BPF and various government sponsored entities. Initial funding for the loans is provided by warehouse line relationships.

BPF, through its subsidiary BPC, is approved to participate in a number of loan origination, sale and servicing programs operated by government sponsored enterprises (GSEs). The GSEs include the Federal Housing Authority (FHA), Government National Mortgage Association (GNMA), Federal Home Loan Mortgage Corporation (Freddie Mac) and Fannie Mae.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

The consolidated financial statements include the accounts of BPF, BPCH, BPIL, BPC and BPII (collectively, the Company). All material intercompany balances and transactions have been eliminated in consolidation.

7	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(b)	Recently Issued and Adopted Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued ASU No. 2014-09, Revenue from Contracts with Customers, which relates to how an entity recognizes the revenue it expects to be entitled to for the transfer of promised goods and services to customers. The ASU will replace certain existing revenue recognition guidance. The guidance, as stated in ASU No. 2014-09, was initially effective beginning on January 1, 2017. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers—Deferral of Effective Date, which defers the effective date by one year, with early adoption on the original effective date permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This ASU requires lessees to recognize a right-of-use asset and lease liability for all leases with terms of more than 12 months. Recognition, measurement and presentation of expenses will depend on classification as a finance or operating lease. The amendments also require certain quantitative and qualitative disclosures. Accounting guidance for lessors is largely unchanged. The guidance is effective beginning January 1, 2019, with early adoption permitted. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

In June of 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 represents a significant change to the incurred loss model currently used to account for credit losses. The ASU requires an entity to estimate the credit losses expected over the life of the credit exposure upon initial recognition of that exposure. The expected credit losses consider historical information, current information, and reasonable and supportable forecasts, including estimates of prepayments. Exposures with similar risk characteristics are required to be grouped together when estimating expected credit losses. The initial estimate and subsequent changes to the estimated credit losses are required to be reported in current earnings in the income statement and through an allowance in the balance sheet. ASU 2016-13 is applicable to financial assets subject to credit losses and measured at amortized cost and certain off-balance sheet credit exposures. The ASU will modify the way the Company estimates its financial guarantee liability. The effective date for the ASU for the Company is January 1, 2020, with early adoption permitted on January 1, 2019. The Company is in the process of determining the significance of the impact the ASU will have on its consolidated financial statements and the timing of when it will adopt the standard.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230)—Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). ASU 2016-15 changes how cash receipts and cash payments are presented and classified in the statement of cash flows. The new standard will become effective for the Company beginning January 1, 2018 and will require adoption on a retrospective basis. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

8	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230)—Restricted Cash, which requires that the statement of cash flows explain the change during the period in the total of cash, cash equivalents and amounts generally described as restricted cash or restricted cash equivalents. The new standard will become effective for the Company beginning January 1, 2019 and will require adoption on a retrospective basis. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, which eliminates the requirement to determine the fair value of individual assets and liabilities of a reporting unit to measure goodwill impairment. Under the amendments in the new ASU, goodwill impairment testing will be performed by comparing the fair value of the reporting unit with its carrying amount and recognizing an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. The new standard will become effective for the Company beginning January 1, 2021 and will be applied on a prospective basis, and early adoption is permitted. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

(c)	Use of Estimates

The preparation of these consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities in these consolidated financial statements. Management believes that the estimates used in preparing these consolidated financial statements are reasonable. Estimates, by their nature, are based on judgement and available information. As such, actual results could differ materially from the estimates included in these consolidated financial statements.

(d)	Cash and Cash Equivalents

The Company defines cash and cash equivalents as cash on hand and due from banks. The Company also considers all highly liquid investments with maturities of three months or less to be cash equivalents.

(e)	Restricted Cash and Cash Equivalents

Restricted cash represents cash and cash equivalents set aside for amounts pledged for the benefit of Fannie Mae and Freddie Mac to secure BPF’s financial guarantee liability.

(f) Loans	Held for Sale (LHFS)

BPF maintains commercial mortgage loans for the purpose of sale to GSEs.    Prior to funding, BPF enters into an agreement to sell the loans to third party investors at a fixed price. BPF has elected the fair value option to carry LHFS at fair market value. During the period prior to sale, interest income is calculated and recognized in accordance with the terms of the individual loan.

9	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(g)	Fair Value Measurements

The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price). Fair value measurements do not include transaction costs.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

Level 2	Quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly

Level 3	Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

(h)	Derivative Financial Instruments

BPF has loan commitments to extend credit to third parties. The commitments to extend credit are for mortgage loans at a specific rate (rate lock commitments). These commitments generally have fixed expiration dates or other termination clauses and may require a fee. BPF is committed to extend credit to the counterparty as long as there is no violation of any condition established in the commitment contracts.

BPF simultaneously enters into an agreement to deliver such mortgages to third party investors at a fixed price (forward sale contracts).

Both the commitment to extend credit and the forward sale commitment qualify as derivative financial instruments. BPF recognizes all derivatives on the consolidated balance sheet as assets or liabilities measured at fair value. The change in the derivatives fair value is recognized in current period earnings.

10	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(i)	Financial Guarantee Liability

BPF recognizes a liability in connection with the guarantee provided to Fannie Mae under the Delegated Underwriting and Servicing Program (DUS) and Freddie Mac under the Targeted Affordable Housing Program (TAH). The financial guarantee liability requires BPF to make payments to the guaranteed party based on borrowers’ failure to meet its obligations. The liability is adjusted through provisions charged or reversed through operations.

(j)	Credit Enhancement Receivable

DB Cayman (as defined in Note 7) provides significant credit protection for BPF (see Note 7). Probable payments to be received from DB Cayman are recorded on the consolidated balance sheet as Credit enhancement receivable.

(k)	Contingent Liability

BPF is obligated to make a payment to DB Cayman on March 9, 2021 (see Note 7) for an amount based on actual financial guarantee payments compared to predetermined thresholds. BPF records this liability at the net present value of the expected payment using a discount rate equivalent to an estimate of the rate the Company would pay for unsecured debt.

(l)	Mortgage Servicing Rights (MSR)

BPF initially recognizes and measures the rights to service mortgage loans at fair value and subsequently measures them using the amortization method. BPF recognizes rights to service mortgage loans as separate assets at the time the underlying originated mortgage loan is sold and the value of those rights is included in the determination of the gain on loans held for sale.

Purchased MSRs, including MSRs purchased from CCRE, are initially recorded at fair value.

BPF receives a 3 basis point servicing fee and/or a 0.5 basis point surveillance fee on certain Freddie Mac loans after the loan is securitized in a Freddie Mac pool (Freddie Mac Strip). The Freddie Mac Strip is also recognized at fair value and subsequently measured using the amortization method, but is recognized as a MSR at the securitization date.

MSRs are assessed for impairment, at least on an annual basis, based upon the fair value of those rights as compared to the amortized cost. Fair values are estimated using a valuation model that calculates the present value of the future net servicing cash flows. In using this valuation method, BPF incorporates assumptions that management believes market participants would use in estimating future net servicing income. It is reasonably possible such estimates may change. BPF amortizes the mortgage servicing rights in proportion to, and over the period of, the projected net servicing income. For purposes of impairment evaluation and measurement, BPF stratifies MSRs based on predominant risk characteristics of the underlying loans, primarily by investor type (Fannie Mae/Freddie Mac, FHA/GNMA, CMBS, and other). To the extent that the carrying value exceeds fair value of a specific MSR strata a valuation allowance is established, which is adjusted in the future as the fair value of MSRs increases or decreases. Reversals of valuation allowances cannot exceed the amortized cost.

11	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(m)	Fixed Assets

Furniture, equipment and leasehold improvements are carried at cost less accumulated depreciation. Depreciation is computed on a straight-line basis and is charged to depreciation expense over the life of the lease for leasehold improvements or estimated useful lives of the furniture and equipment (3 to 7 years). Maintenance and repairs are expensed as incurred. Fixed assets are included in Other assets in the accompanying consolidated balance sheet.

(n)	Goodwill

The Company recorded goodwill on April 10, 2014 with the purchase of the membership units of BPF by CCRE (see Note 3). Goodwill is tested at least annually for impairment, or more frequently if events or changes in circumstances, such as an adverse change in business climate, indicate that the goodwill may be impaired. There was no impairment during the years ended December 31, 2016 and 2015 and for the period April 10, 2014 to December 31, 2014.

(o)	Other Intangible Assets

The Company’s other intangible assets at December 31, 2016 are comprised of the value of the BPF’s licenses to originate and service loans for the GSEs, office leases and the trade name of “Berkeley Point Capital”. These assets are tested at least annually for impairment and there was no impairment during the years ended December 31, 2016 and 2015 and for the periods April 10, 2014 through December 31, 2014 and January 1, 2014 through April 9, 2014.

(p)	Comprehensive Income

For the periods presented, comprehensive income equaled net income, therefore a separate statement of comprehensive income is not included in the accompanying consolidated financial statements.

(q)	Revenue recognition

Revenue is recognized when it is realized or realizable and earned. This concept is applied to key revenue generating activities of the Company as noted below.

Gains from mortgage banking activities, net

Gains from mortgage banking activities, net are recognized when a derivative asset is recorded upon the commitment to originate a loan with a borrower and sell the loan to an investor. The derivative is recorded at fair value and includes loan origination fees, sales premiums and the estimated fair value of the expected net servicing cash flows. Gains from mortgage banking activities, net are recognized net of related fees and commissions to affiliates or third party brokers. For loans the Company brokers, gains from mortgage banking activities are recognized when the loan is closed.

12	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Servicing fees

Servicing fees are earned for servicing mortgage loans and are recognized on an accrual basis over the lives of the related mortgage loans. Also included in servicing fees are the fees earned on borrower prepayments, interest and placement fees on borrowers’ escrow accounts and other ancillary fees.

(r)	Income Taxes

The tax status of the Company is a pass-through entity under the provisions of the Internal Revenue Code and various states in which the Company is qualified to do business. As a pass-through entity, the Company is subject to inconsequential federal, state and local income taxes as owners separately account for their pro-rata share of the majority of the Company’s items of income, deductions, losses and credits on their individual returns. No provision was made in the accompanying consolidated financial statements for federal, state and local income tax liabilities that are the responsibilities of the individual partners. The Company files income tax returns in the applicable U.S. federal, state and local jurisdictions and generally is subject to examination by the respective jurisdictions for three years from the filing of a tax return.

BPII is a corporation, and as such, is liable for income taxes.

(s)	Reclassification

Certain prior period balances have been reclassified to be consistent with the current year presentation. The effect of the reclassification on the previously reported consolidated financial statements was not material.

(3)	Goodwill and Other Intangible Assets

On April 10, 2014 (Closing Date), CCRE acquired 100% of the membership units of BPF, at which time BPF became a wholly-owned subsidiary of CCRE. In accordance with the Company’s accounting policy, the purchase price paid by CCRE has been pushed down to the financial statements of BPF. Under push down accounting, historical assets and liabilities of BPF have been recast to the acquisition date fair value, in accordance with U.S. GAAP.

13	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

BPF recorded the assets and liabilities that were included in the acquisition at fair value. Amounts recorded upon the closing of the acquisition were as follows (in thousands):

Assets acquired and liabilities assumed	Amount
Cash and cash equivalents	$31,624
Restricted cash	42,217
Loans held for sale	113,138
Derivatives	9,723
Credit enhancement receivable	2,703
Mortgage servicing rights	222,438
Accounts receivable and prepaid expenses	10,558
Fixed assets	1,839
GSE licenses	5,390
Origination pipeline	440
Office leases	140
Trade name	50
Goodwill	191
Accounts payable and accrued expenses	(21,350)
Borrower deposits	(1,860)
Derivative liabilities	(7,146)
Warehouse notes payable	(113,944)
Financial guarantee liability	(2,889)
Credit enhancement deposit	(25,000)
Contingent liability	(8,947)

Consideration paid	$259,315

The fair value of the consideration paid was allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the Closing Date, with the remaining unallocated amount recognized as goodwill.

Intangible assets acquired include the GSE licenses, the value of the origination pipeline, the value of the “Berkeley Point Capital” trade name and below market office leases. Due to the short turnaround time of loans in the origination pipeline, the value of the origination pipeline was fully amortized in during the period April 10, 2014 through December 31, 2014. The below market office leases are amortized over the remaining period of the underlying leases.

14	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The following summarizes the Company’s other intangible assets and goodwill (in thousands):

December 31, 2016
	Value at Acquisition	Accumulated Amortization	Net Carrying Value	Balance sheet location
Amortizing intangible assets:
Office leases (1)	$140	$(114)	$26	Other assets
Non-amortizing intangible assets:
Goodwill	191	—	191	Goodwill
GSE licenses	5,390	—	5,390	Other assets
Trade name	50	—	50	Other assets

Total	$5,771	$(114)	$5,657

December 31, 2015
	Value at Acquisition	Accumulated Amortization	Net Carrying Value	Balance sheet location
Amortizing intangible assets:
Office leases (1)	$140	$(99)	$41	Other assets
Non-amortizing intangible assets:
Goodwill	191	—	191	Goodwill
GSE licenses	5,390	—	5,390	Other assets
Trade name	50	—	50	Other assets

Total	$5,771	$(99)	$5,672

(1)	Amortization expense is included in Other operating expenses in the accompanying consolidated statement of operations.

Future amortization expense for the amortizing intangible assets is as follows (in thousands) as of December 31, 2016:

Office Leases
2017	$17
2018	9

Total	$26

15	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(4)	Capital and Liquidity Requirements

BPF is subject to various capital requirements in connection with seller/servicer agreements that BPF has entered into with the various GSEs. Failure to maintain minimum capital requirements could result in BPF’s inability to originate and service loans for the respective GSEs and could have a direct material adverse effect on the Company’s consolidated financial statements. Management believes that as of December 31, 2016 and 2015 that BPF has met all capital requirements. As of December 31, 2016 the most restrictive capital requirement was Fannie Mae’s net worth requirement. The Company exceeded the minimum requirement by $378.6 million.

Certain of BPF’s agreements with Fannie Mae allow BPF to originate and service loans under Fannie Mae’s DUS Program. These agreements require BPF to maintain sufficient collateral to meet Fannie Mae’s restricted and operational liquidity requirements based on a pre-established formula. Certain of BPF’s agreements with Freddie Mac allow BPF to service loans under Freddie Mac’s Targeted Affordable Housing Program (TAH). These agreements require BPF to pledge sufficient collateral to meet Freddie Mac’s liquidity requirement of 8% of the outstanding principal of TAH loans serviced by BPF. Management believes that as of December 31, 2016 and 2015 that BPF has met all liquidity requirements.

In addition, as a servicer for Fannie Mae, GNMA and FHA, BPF is required to advance to investors any uncollected principal and interest due from borrowers. At December 31, 2016 and 2015, outstanding borrower advances were approximately $106 thousand and $19 thousand, respectively, and are included in other assets in the accompanying consolidated balance sheet.

(5)	Loans Held for Sale (LHFS)

ASC 825, Financial Instruments, provides entities with an option to measure financial instruments at fair value. BPF initially and subsequently measures all loans held for sale at fair value on the accompanying consolidated balance sheet. This fair value measurement falls within the definition of a Level 2 measurement (significant other observable inputs) within the fair value hierarchy. Loans held for sale represent originated loans that are typically sold within 45 days from the date that the mortgage loan is funded. Electing to use fair value allows a better offset of the change in fair value of the loan and the change in fair value of the derivative instruments used as economic hedges. During the period prior to its sale, interest income on a loan held for sale is calculated in accordance with the terms of the individual loan. Loans held for sale had a cost basis and fair value as follows (in thousands):

	Cost Basis	Fair Value
December 31, 2016	$1,074,429	$1,071,836
December 31, 2015	360,164	359,109

16	(Continued)

BERKELEY POINT FINANCIAL LLC

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Notes to Consolidated Financial Statements

As of December 31, 2016 and 2015 there were no loans held for sale that were 90 days or more past due or in nonaccrual status.

(6)	Derivatives

BPF accounts for its derivatives at fair value, and recognized all derivatives as either assets or liabilities in its consolidated balance sheet. In its normal course of business, BPF enters into commitments to extend credit for mortgage loans at a specific rate (rate lock commitments) and commitments to deliver these loans to third party investors at a fixed price (forward sale contracts). These transactions are accounted for as derivatives.

The fair value and notional balances of BPF’s derivatives for rate lock commitments and forward sale contracts can be found in Note 18.

The fair value of BPF’s derivatives for rate lock commitments and forward sale contracts are as follows (in thousands) and are included in Gains from mortgage banking activities and Personnel expenses in the accompanying consolidated statements of operations.

	Location of gain (loss) recognized in income for derivatives	Successor January 1, 2016 - December 31, 2016	Successor January 1, 2015 - December 31, 2015	Successor For the period April 10, 2014 through December 31, 2014	Predecessor For the period January 1, 2014 through April 9, 2014
Derivatives not designed as hedging instruments:
Rate lock commitments	Gains from mortgage banking activities	$284	$484	$8,150	$113
Rate lock commitments	Personnel expenses	(724)	(463)	(1,358)	(125)
Forward sale contracts	Gains from mortgage banking activities	8,101	5,223	2,005	1,783

Total		$7,661	$5,244	$8,797	$1,771

(7)	Credit Enhancement Receivable, Contingent Liability & Credit Enhancement Deposit

BPF is a party to a Credit Enhancement Agreement (CEA) dated March 9, 2012, with German American Capital Corporation and Deutsche Bank Americas Holding Corporation (together, DB Entities). On October 20, 2016, the DB Entities assigned the CEA to Deutsche Bank AG Cayman Island Branch, a Cayman Island Branch of Deutsche Bank AG (DB Cayman). Under the terms of these agreements, DB Cayman provides BPF with varying levels of ongoing credit protection, subject to certain limits, for Fannie Mae and Freddie Mac loans subject to loss sharing (see Note 11) in BPF’s servicing portfolio as of March 9, 2012. DB Cayman will also reimburse BPF for any losses incurred due to violation of underwriting and serving agreements that occurred prior to March 9, 2012. For the year ended December 31, 2016 there were no reimbursements under this agreement. For the year ended December 31, 2015 there were two reimbursements under this agreement for $1.2 million. For the periods April 10, 2014 through December 31, 2014 and January 1, 2014 through April 9, 2014, there were no reimbursements under this agreement.

17	(Continued)

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Notes to Consolidated Financial Statements

Credit enhancement receivable

At December 31, 2016, BPF had $16.9 billion of credit risk loans in its servicing portfolio with a maximum pre-credit enhancement loss exposure of $4.7 billion. BPF had a form of credit protection from DB Cayman on $5.5 billion of credit risk loans with a maximum loss exposure coverage of $1.6 billion. The amount of the maximum loss exposure without any form of credit protection from DB Cayman is $3.1 billion.

At December 31, 2015, BPF had $14.4 billion of credit risk loans in its servicing portfolio with a maximum pre-credit enhancement loss exposure of $4.1 billion. BPF had a form of credit protection from the DB Entities on $6.9 billion of credit risk loans with a maximum loss exposure coverage of $1.9 billion. The amount of the maximum loss exposure without any form of credit protection from DB Cayman is $2.2 billion.

Credit enhancement deposit

The CEA required the DB Entities to deposit $25 million into BPF’s Fannie Mae restricted liquidity account (see Note 4), which BPF is required to return to DB Cayman, less any outstanding claims, on March 5, 2021. The $25 million deposit is included in restricted cash and the offsetting liability in credit enhancement deposit in the accompanying consolidated balance sheet.

Contingent liability

Under the CEA, BPF is required to pay DB Cayman on March 9, 2021, an amount equal to 50% of the positive difference, if any, between (a) $25 million, and (b) BPF’s unreimbursed loss sharing payments from March 9, 2012 through March 9, 2021 on BPF’s servicing portfolio as of March 9, 2012.

(8)	Gains from mortgage banking activities, net

Gains from mortgage banking activities, net consist of the following activity (in thousands):

	Successor January 1, 2016 - December 31, 2016	Successor January 1, 2015 - December 31, 2015	Successor For the period April 10, 2014 through December 31, 2014	Predecessor For the period January 1, 2014 through April 9, 2014
Loan origination related fees and sales premiums, net	$59,440	$45,356	$34,273	$7,982
Fair value of expected net future cash flows from servicing recognized at commitment, net	124,361	68,001	45,104	7,242

Gains from mortgage banking activities, net	$183,801	$113,357	$79,377	$15,224

18	(Continued)

BERKELEY POINT FINANCIAL LLC

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Notes to Consolidated Financial Statements

(9)	Mortgage Servicing Rights (MSR)

A summary of the activity in mortgage servicing rights for the Company for the years ended December 31, 2016 and 2015 and for the periods April 10, 2014 through December 31, 2014 and January 1, 2014 through April 9, 2014 is as follows (in thousands):

	Successor For the year ended December 31, 2016	Successor For the year ended December 31, 2015	Successor For the period April 10, 2014 - December 31, 2014	Predecessor For the period January 1, 2014 - April 9, 2014
Mortgage Servicing Rights
Beginning Balance	$271,849	$240,011	$—	$181,256
Fair value at date of acquisition	—	—	222,438	—
Additions	126,547	71,873	40,636	7,573
Purchases from an affiliate	3,905	9,259	7,418	—
Purchases from third parties	3,771	—	—	—
Sales	—	—	(177)	—
Amortization	(58,514)	(49,294)	(30,304)	(11,910)

Ending Balance	$347,558	$271,849	$240,011	$176,919

Valuation Allowance
Beginning Balance	$(7,936)	$(2,657)	$—	$—
Decrease (increase)	194	(5,279)	(2,657)	—

Ending Balance	$(7,742)	$(7,936)	$(2,657)	$—

Net balance	$339,816	$263,913	$237,354	$176,919

On July 21, 2016, the Company purchased the mortgage servicing rights to a portfolio of FHA/GNMA construction loans from an unaffiliated third party for $3.8 million.

19	(Continued)

BERKELEY POINT FINANCIAL LLC

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Notes to Consolidated Financial Statements

The amount of contractually specified servicing fees (including primary and special servicing fees) and ancillary fees (including yield maintenance fees) earned by BPF were as follows:

	Successor January 1, 2016 - December 31, 2016	Successor January 1, 2015 - December 31, 2015	Successor For the period April 10, 2014 through December 31, 2014	Predecessor For the period January 1, 2014 through April 9, 2014
Servicing fees	$78,527	$66,211	$43,392	$15,839
Escrow interest and placement fees	3,771	2,508	1,311	456
Ancillary fees	5,373	5,637	4,350	410

Total servicing fees and escrow interest	$87,671	$74,356	$49,053	$16,705

These fees are classified as Servicing fees in the accompanying consolidated statements of operations.

The Company’s primary servicing portfolio at December 31, 2016 and 2015 was approximately $50.6 billion and $44.4 billion, respectively. The Company’s special servicing portfolio at December 31, 2016 and 2015 was $5.1 billion and $5.7 billion, respectively.

The estimated fair value of the MSRs at December 31, 2016 and 2015 was $344.9 million and $267.1 million, respectively.

Fair values are estimated using a valuation model that calculates the present value of the future net servicing cash flows. The cash flows assumptions used are based on assumptions BPF believes market participants would use to value the portfolio. Significant assumptions include estimates of the cost of servicing per loan, discount rate, earnings rate on escrow deposits and prepayment speeds. An increase in discount rate of 100 bps or 200 bps would result in a decrease in fair value by $9.9 million and $19.3 million, respectively, at December 31, 2016 and by $7.6 million and $14.9 million, respectively, at December 31, 2015.

(10)	Warehouse Notes Payable

BPF uses its warehouse lines and a repurchase agreement to fund mortgage loans originated under its various lending programs. Outstanding borrowings against these lines are collateralized by an assignment of the underlying mortgages and third party purchase commitments.

20	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

As of December 31, 2016, BPF had the following lines available and borrowings outstanding (in thousands):

	Committed Lines	Uncommitted Lines	Balance at December 31, 2016	Stated Spread to One Month LIBOR	Rate Type
Warehouse line due April 21, 2017 (1)	$450,000	$—	$43,356	135 bps	Variable
Warehouse line due September 25, 2017	200,000	—	34,628	135 bps	Variable
Warehouse line due October 12, 2017 (2)	200,000	—	23,833	135 bps	Variable
Fannie Mae repurchase agreement, open maturity	—	325,000	156,152	120 bps	Variable

	$850,000	$325,000	$257,969

(1)	- On April 21, 2017, the maturity date was extended until June 9, 2017. On May 17, 2017, the maturity date was extended until August 9, 2017. On June 21, 2017, the maturity date was extended until June 20, 2018.
(2)	- The warehouse line was temporarily increased by $2,100,000 on April 27, 2017. The temporary increase expired on June 13, 2017. On June 23, 2017, the warehouse line was increased by $ 100,000 from $200,000 to $300,000.

At December 31, 2015, BPF had the following lines available and borrowings outstanding (in thousands);

	Committed Lines	Uncommitted Lines	Balance at December 31, 2015	Stated Spread to One Month LIBOR	Rate Type
Warehouse line due February 25, 2016	$450,000	$—	$176,553	150 bps	Variable
Warehouse line due September 26, 2016	200,000	—	100,274	150 bps	Variable
Warehouse line due October 13, 2016	200,000	—	14,743	150 bps	Variable
Fannie Mae repurchase agreement, open maturity	—	200,000	68,064	130 bps	Variable

	$850,000	$200,000	$359,634

BPF is required to meet a number of financial covenants, including maintaining a minimum of $15.0 million of cash and cash equivalents. BPF was in compliance with all covenants on December 31, 2016 and 2015 and for the years ended December 31, 2016 and 2015 and for the periods April 10, 2014 through December 31, 2014 and January 1, 2014 through April 9, 2014.

(11)	Financial Guarantee Liability

BPF shares risk of loss for loans originated under the Fannie Mae DUS and Freddie TAH programs and could incur losses in the event of defaults under or foreclosure of these loans. Under the guarantee, BPF’s maximum contingent liability to the extent of actual losses incurred is approximately 33% of the outstanding principal balance on Fannie Mae DUS or Freddie TAH loans. Risk sharing percentages are established on a loan by loan basis when originated with most loans at 33% and “modified” loans at lower percentages. Under certain circumstances, risk sharing percentages can be revised subsequent to origination or BPF could be required to repurchase the loan. In the event of a loss resulting from a catastrophic event that is not required to be covered by borrowers’ insurance policies, BPF can recover the loss under its mortgage impairment insurance policy. Any potential recovery is subject to the policy’s deductibles and limits (see Note 19).

21	(Continued)

BERKELEY POINT FINANCIAL LLC

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Notes to Consolidated Financial Statements

At December 31, 2016, the credit risk loans being serviced by BPF on behalf of Fannie Mae and Freddie Mac had outstanding principal balances of approximately $16.9 billion with a maximum potential loss of approximately $4.7 billion, of which $1.6 billion is covered by the Credit Enhancement Agreement (see Note 7).

At December 31, 2015, the credit risk loans being serviced by BPF on behalf of Fannie Mae and Freddie Mac had outstanding principal balances of approximately $14.4 billion with a maximum potential loss of approximately $4.1 billion, of which $1.9 billion is covered by the Credit Enhancement Agreement (see Note 7).

At December 31, 2016, and 2015, the estimated liability under the guarantee liability was as follows (in thousands):

Balance at December 31, 2014	$(2,717)
Charge-offs	1,251
Reversal of provision	1,178

Balance at December 31, 2015	$(288)

Increase to provision	(125)

Balance at December 31, 2016	$(413)

In order to monitor and mitigate potential losses, BPF uses an internally developed loan rating scorecard for determining which loans meet BPF’s criteria to be placed on a watchlist. BPF also calculates default probabilities based on internal ratings and expected losses on a loan by loan basis. This methodology uses a number of factors including, but not limited to, debt service coverage ratios, collateral valuation, the condition of the underlying assets, borrower strength and market conditions.

See Note 7 for further explanation of credit protection provided by DB Cayman. The provisions for risk sharing in the accompanying consolidated statements of operations was as follows (in thousands):

	Successor January 1, 2016 - December 31, 2016	Successor January 1, 2015 - December 31, 2015	Successor For the period April 10, 2014 through December 31, 2014	Predessor For the period January 1, 2014 through April 9, 2014
Provisions for risk-sharing obligations from:
Increase (decrease) to financial guarantee liability	$125	$(1,178)	$(172)	$(714)
Decrease (increase) to credit enhancement asset	101	1,043	249	714
Increase (decrease) to contingent liability	5	54	(29)	—

Total expense	$231	$(81)	$48	$—

22	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(12)	Concentrations of Credit Risk

The lending activities of BPF create credit risk in the event that counterparties do not fulfill their contractual payment obligations. In particular, BPF is exposed to credit risk related to the Fannie Mae DUS and Freddie Mac TAH loans (see Note 11). As of December 31, 2016, 29% of $4.7 billion of the maximum loss (see Note 11) was for properties located in California. As of December 31, 2015, 33% of $4.1 billion of the maximum loss (see Note 11) was for properties located in California.

(13)	Commitments, Contingencies and Litigation

At December 31, 2016 and 2015, BPF was committed to fund approximately $207 million and $156 million, respectively, which is the total remaining draws on construction loans originated by BPF under the HUD 221(d)4, 220 and 232 programs, rate locked loans that have not been funded, forward commitments as well as the funding for Fannie Mae Structured Transactions. BPF also has corresponding commitments to sell these loans to various investors as they are funded.

BPF leases office space in a number of offices under non-cancelable operating leases. Future minimum rental payments under the terms of the leases are (in thousands):

As of December 31, 2016
2017	$2,453
2018	2,060
2019	1,025
2020	1,047
2021	1,073
Thereafter	6,196

Total	$13,854

Rent expense is included in Other operating expense in the accompanying consolidated statements of operations (in thousands):

	Successor January 1, 2016 - December 31, 2016	Successor January 1, 2015 - December 31, 2015	Successor For the period April 10, 2014 through December 31, 2014	Predecessor For the period January 1, 2014 through April 9, 2014
Rent expense	$3,025	$2,811	$2,018	$746

Legal accruals are established when a material legal liability is both probable and reasonably estimable. Once established, accruals are adjusted when there is more information available or when an event occurs requiring change. As of December 31, 2016, 2015 and 2014, the Company was not subject to any material litigation.

23	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(14)	Related Party Transactions

Successor

BPF’s parent, CCRE, is a real estate finance company that is principally engaged in the origination, pooling and securitization of commercial mortgage loans. Loans are referred to BPF by CCRE (and other entities affiliated with CCRE) and BPF refers loans to CCRE (and other entities affiliated with CCRE).    Revenue from these referrals was recognized in gains from mortgage activities in the accompanying consolidated statements of operations as follows (in thousands):

	January 1, 2016 - December 31, 2016	January 1, 2015 - December 31, 2015	For the period April 10, 2014 through December 31, 2014
Loans referred to BPC by CCRE and affilates, net	$47,524	$17,014	$2,405
Loans referred to CCRE and affiliates by BPC, net	429	918	861

Total revenue	$47,953	$17,932	$3,266

The above fees are net of broker fees and commissions to CCRE (and other entities affiliated with CCRE) of $10.8 million, $3.5 million and $0.6 million for the years ended December 31, 2016, 2015 and for the period April 10, 2014 through December 31, 2014, respectively.

On March 11, 2015, BPF and CCRE entered into a note receivable/payable that allows for advances to or from CCRE at an interest rate of 1 month LIBOR plus 1.0%. As of December 31, 2016, there were $690.0 million of outstanding advances due to CCRE on the note and this balance is included in Due to affiliates in the accompanying consolidated balance sheet. As of December 31, 2015, there were no outstanding advances on the note. BPF recognized the following in the accompanying consolidated statements of operations (in thousands):

	For the years ended December 31,		Statement of Income
	2016	2015	Location
Interest income	$75	$77	Other interest income
Interest expense	2,250	174	Interest expense - warehouse

For the year ended December 31, 2016, BPF purchased the primary servicing rights of $2.9 billion of loans originated by CCRE for $3.9 million. For the year ended December 31, 2015, BPF purchased the primary servicing rights of $8.3 billion of loans originated by CCRE for $9.2 million. For the period April 10, 2014 through December 31, 2014, BPF purchased the primary servicing rights of $8.2 billion of loans originated by CCRE for $7.4 million. BPF also services loans for CCRE on a “fee for service” basis, generally prior to a loan’s sale or securitization, and for which no MSR is recognized. Servicing revenue (excludes interest and placement fees) from loans

24	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

purchased from CCRE or on a “fee for service” basis for the years ended December 31, 2016 and 2015 and for the period April 10, 2014 through December 31, 2014 was $3.6 million, $2.7 million and $0.4 million, respectively, and was recognized in Servicing fees in the accompanying consolidated statements of operations.

CCRE charges BPF for certain administrative services, including accounting, legal, treasury, human resources, risk management, and facilities management, CCRE and its affiliates provide to BPF. BPF was charged $0.3 million and $0.5 million for the years ended December 31, 2016 and 2015, respectively. These amounts are included in Other operating expenses in the accompanying consolidated statements of operations. There were no charges passed through for the period April 10, 2014 through December 31, 2014.

Predecessor

BPF was party to a consulting agreement with one of the members of BPF, under which an employee of that member provides BPF with consulting services. For the period January 1, 2014 through April 9, 2014, BPF recognized $0.1 million expense under the agreement which is included in other operating expenses in the accompanying consolidated statements of operations.

(15)	Compensation

Predecessor and Successor

Origination commissions to BPF’s originators are calculated based on contractual terms. This expense is recognized in the personnel expenses within the consolidated statements of operations. The Company recognized compensation expense of $33.0 million, $23.6 million, $20.9 million and $4.3 million for the years ended December 31, 2016, 2015 and for the periods April 10, 2014 through December 31, 2014 and January 1, 2014 through April 9, 2014, respectively, for origination commissions.

The Company may pay certain bonuses in the form of deferred cash compensation awards, which generally vest over a future service period. The total compensation expense recognized in relation to the deferred cash compensation awards for the years ended December 31, 2016, 2015 and for the periods April 10, 2014 through December 31, 2014 and January 1, 2014 through April 9, 2014 was $1.3 million, $2.6 million, $4.8 million and $1.3 million, respectively. As of December 31, 2016 and 2015, the total liability for the deferred cash compensation awards was $2.6 million and $3.8 million, respectively, and is included in Accounts payable and accrued expenses in the consolidated balance sheet. As of December 31, 2016 and 2015, the total notional value of deferred cash compensation was approximately $4.5 million and $6.5 million, respectively.

Successor only

Certain cash bonus awards are paid subsequent to the balance sheet date and require employee service for a period of time subsequent to payment. This expense is recognized utilizing the graded vesting amortization method in the personnel expenses within the consolidated statements of operations. The Company recognized compensation expense of $8.8 million, $7.4 million and $3.1 million for the years ended December 31, 2016, 2015 and for the period April 10, 2014 through December 31, 2014, respectively, for certain cash bonus awards.

25	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The Company enters into various agreements with certain employees whereby these individuals receive loans that may be forgiven over a period of time. The forgivable portion of these loans is recognized as compensation expense over the life of the loan (typically 2 to 3 years). As of December 31, 2016 and 2015, the aggregate unamortized balance of these loans was $2.2 million and $0.9 million, respectively, which is included in Other assets in the consolidated balance sheet. The amortization expense for these loans for the years ended December 31, 2016 and 2015 and for the period April 10, 2014 through December 31, 2014 was $1.6 million, $0.5 million and $17 thousand, respectively, which is included in personnel expenses in the consolidated statements of operations.

(16)	Equity Compensation (Predecessor)

As part of its formation, BPF issued 169,000 Class A Units (A Units) at $1,000 per unit. In addition, BPF was authorized to issue up to 18,777.77 Class B Units (B Units), of which, 15,194.81 were issued.

B-Units provided the holders the right to receive from BPF, from time to time, (a) tax distributions to compensate the holders for federal, state and local tax liabilities incurred in connection with holding B-Units, and (b) distributions pari-passu with A-Unit and other B-Unit holders once cumulative distributions equaling a threshold amount have been made. Of the 15,194.81 B-units issued, 14,083.34 had a threshold amount of $1,000 and the remaining 1,111.47 had a threshold amount of $1,183.82.

Certain employees of BPC were indirectly granted equity in BPF through the issuance of a total of 9,561.47 B-units to a Limited Partnership which, in turn, issued mirror B-units to the employees. These B-units vested over a four year period subject to certain conditions and exclusions. All unvested B-units became fully vested upon sale of the Company. The Company estimated the fair value of each B-unit at grant date and records compensation expense, with a corresponding increase in Members’ Capital, over the vesting period. Fair value was estimated using a Black-Scholes model with model inputs management believes would be used by a market participant in an arm’s length transaction.

For the period January 1, 2014 through April 9, 2014, compensation expense of $1.6 million was recorded in personnel expenses in the Company’s consolidated statements of operations related to the B-Units. Of the $1.6 million, $1.4 million related to the accelerated vesting due to the sale to CCRE.

(17)	Escrow and Custodial Funds

In conjunction with the servicing of multi-family and commercial loans, BPF holds escrow and other custodial funds. Escrow funds are held at unaffiliated financial institutions generally in the form of cash and cash equivalents. These funds amounted to approximately $1.1 billion and $0.6 billion, as of December 31, 2016 and 2015, respectively. These funds are held for the benefit of BPF’s borrowers and are segregated in custodial bank accounts. These amounts are excluded from the assets and liabilities of the Company.

26	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(18)	Fair Value of Financial Instruments

ASC 820, Fair Value Measurement, requires the disclosure of fair value information about financial instruments for which it is practical to estimate that value, whether or not the instrument is recognized on the balance sheet. Quoted market prices, when available, are used as the measure of fair value. In cases where quoted market prices are not available, fair values are derived by management based on present value estimates of anticipated cash flows.

These derived fair values are significantly affected by assumptions used, principally the timing of future cash flows and the discount rate. Because assumptions are inherently subjective in nature, the estimated fair values cannot be substantiated by comparison to independent market quotes and, in many cases, these estimated fair values may not necessarily be realized in an immediate sale or settlement of the instrument.

The following table represents the Company’s fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as (in thousands):

As of December 31, 2016
	Level 1	Level 2	Level 3	Total
Assets:
Loans held for sale	$—	$1,071,836	$—	$1,071,836
Derivative assets	—	—	19,924	19,924

Total assets	$—	$1,071,836	$19,924	$1,091,760

Liabilities:
Derivative liabilities	$—	$—	$9,670	$9,670
Contingent liability	—	—	10,390	10,390

Total liabilities	$—	$—	$20,060	$20,060

As of December 31, 2015
	Level 1	Level 2	Level 3	Total
Assets:
Loans held for sale	$—	$359,109	$—	$359,109
Derivative assets	—	—	9,531	9,531

Total assets	$—	$359,109	$9,531	$368,640

Liabilities:
Derivative liabilities	$—	$—	$3,231	$3,231
Contingent liability	—	—	10,018	10,018

Total liabilities	$—	$—	$13,249	$13,249

27	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

There were no transfers between level 1, 2 and level 3 for the years ended December 31, 2016 and 2015 and for the periods April 10, 2014 through December 31, 2014 and January 1, 2014 through April 9, 2014.

Derivative instruments are outstanding for short periods of time (generally less than 60 days). A roll forward of assets and liabilities (level 3) that require valuation based upon significant unobservable inputs, is presented below (in thousands):

Fair Value Measurements Using Signficant Unobservable Inputs:
	Derivative assets and liabilities, net	Contingent Liability
Fair value on date of acquisition	$2,577	$8,947
Settlements	(2,577)	—
Net unrealized gains (losses) recorded in earnings	7,394	(556)

Balance at December 31, 2014	$7,394	$9,503

Balance at December 31, 2014	$7,394	$9,503
Settlements	(7,394)	—
Net unrealized gains (losses) recorded in earnings	6,300	(515)

Balance at December 31, 2015	$6,300	$10,018

Balance at December 31, 2015	$6,300	$10,018
Settlements	(6,300)	—
Net unrealized gains (losses) recorded in earnings	10,254	(372)

Balance at December 31, 2016	$10,254	$10,390

28	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The following table presents information about significant unobservable inputs used in the measurement of the fair value of the Company’s Level 3 assets and liabilities (in thousands):

December 31, 2016
Level 3 assets and liabilities	Assets	Liabilities	Significant Unobservable Inputs	Range of Significant Unobservable Inputs
-Forward sale contracts	$2,100	$—	Counterparty credit risk	—
-Rate lock commitments	17,824	9,670	Counterparty credit risk	—
-Contingent liability	—	10,390	Discount rate	4.23%

Total	$19,924	$20,060

December 31, 2015
Level 3 assets and liabilities	Assets	Liabilities	Significant Unobservable Inputs	Range of Significant Unobservable Inputs
-Forward sale contracts	$2,401	$—	Counterparty credit risk	—
-Rate lock commitments	7,130	3,231	Counterparty credit risk	—
-Contingent liability	—	10,018	Discount rate	4.11%

Total	$9,531	$13,249

The carrying amounts and the fair value of the Company’s financial instruments as of December 31, 2016 and 2015 are presented below (in thousands):

	December 31, 2016		December 31, 2015		December 31, 2014
	Carrying Amount	Fair Value	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets:
Cash and cash equivalents	$33,589	$33,589	$100,894	$100,894	$61,061	$61,061
Restricted cash and cash equivalents	50,927	50,927	48,742	48,742	48,407	48,407
Loans held for sale	1,071,836	1,071,836	359,109	359,109	785,180	785,180
Derivative assets	19,924	19,924	9,531	9,531	12,095	12,095

Total	$1,176,276	$1,176,276	$518,276	$518,276	$906,743	$906,743

Liabilities:
Derivative liabilities	$9,670	$9,670	$3,231	$3,231	$4,701	$4,701
Warehouse notes payable	257,969	257,969	359,634	359,634	778,183	778,183

Total	$267,639	$267,639	$362,865	$362,865	$782,884	$782,884

29	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The following methods and assumptions were used to estimate the fair value of each asset and liability for which it is practicable to estimate that value:

•	Cash and cash equivalents and restricted cash – The carrying amounts approximate fair value due to the highly liquid nature and short maturity of these instruments. (Level 1)

•	Loans held for sale – Consists of originated loans that have been sold to third party investors at a fixed price and are generally settled within 30 days from the date of funding. (Level 2)

•	Derivatives – Consists of rate lock commitments and forward sale contracts. These instruments are valued using discounted cash flow models based on changes in market interest rates and other observable market data. (Level 3)

•	Mortgage servicing rights, net—As noted in Note 2 and Note 9, MSRs are initially recorded at fair value and then are subsequently measured using the amortization method. MSRs are assessed for impairment at least annually and a valuation allowance is established if any class or strata within a class of MSRs is deemed to be impaired. At December 31, 2016, certain MSRs were deemed to be impaired by a total of $7,742 and as a result are represented on the consolidated balance sheet at fair value. The fair value of the MSRs measured on a non-recurring basis at December 31, 2016 was $59,141 and are considered to be Level 3 within the fair value hierarchy.

At December 31, 2015, certain MSRs were deemed to be impaired by a total of $7,936 and as a result are represented on the consolidated balance sheet at fair value. The fair value of the MSRs measured on a non-recurring basis at December 31, 2015 was $44,217 and are considered to be Level 3 within the fair value hierarchy.

•	Warehouse notes payable – Consists of borrowings under warehouse line agreements. The borrowing rates on the warehouse lines are based short term London Interbank Offered Rates (LIBOR) plus applicable margins. The carrying amounts approximate fair value due to the short term maturity of these instruments. (Level 2)

•	Contingent liability – Consists of the future liability under the CEA to DB Cayman. The amount due to DB Cayman in March of 2021 is estimated using the financial guaranty liability (see Note 11) and the credit enhancement receivable (see Note 7) and discounted to the balance sheet date using a discount rate equivalent to an estimate of the rate the Company would pay for unsecured debt. (Level 3)

Fair value of derivative instruments and loans held for sale

In the normal course of business, BPF enters into contractual commitments to originate and sell loans at fixed prices with fixed expiration dates. The commitments become effective when the borrowers rate lock their interest rate within time frames established by BPF. Borrowers are evaluated for creditworthiness prior to this commitment. Market risk arises if interest rates move adversely between the time of the rate lock by the borrower and the date the loan is sold to an investor.

30	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

To mitigate the effect of the interest rate risk inherent in providing rate lock commitments to borrowers, BPF’s enters a sale commitment with an investor simultaneously with the rate lock commitment with the borrower. The sale contract with the investor locks in an interest rate and price for the sale of the loan. The terms of the contract with the investor and the rate lock with the borrower are matched in substantially all respects, with the objective of eliminating interest rate risk to the extent practical. Sale commitments with the investors have an expiration date that is longer than our related commitments to the borrower to allow, among other things, for the closing of the loan and processing of paperwork to deliver the loan into the sale commitment.

Both the rate lock commitments to borrowers and the forward sale contracts to investors are derivatives and, accordingly, are marked to fair value through the statements of operations. The fair value of BPF’s rate lock commitments to borrowers and loans held for sale and the related input levels includes, as applicable:

•	The assumed gain/loss of the expected loan sale to the investor;

•	The expected net future cash flows associate with servicing the loan ;

•	The effects of interest rate movements between the date of the rate lock and the balance sheet date; and

•	The nonperformance risk of both the counterparty and BPF.

The fair value of BPF’s forward sales contracts to investors considers effects of interest rate movements between the trade date and the balance sheet date. The market price changes are multiplied by the notional amount of the forward sales contracts to measure the fair value.

The gain/loss considers the amount that BPF has discounted the price to the borrower from par for competitive reasons, if at all, and the expected net cash flows from servicing to be received upon sale of the loan. The fair value of the expected net future cash flows associated with servicing the loan is calculated pursuant to the valuation techniques described in Note 9.

To calculate the effects of interest rate movements, BPF uses applicable U.S. Treasury prices, and multiplies the price movement between the rate lock date and the balance sheet date by the notional loan commitment amount.

The fair value of BPF’s forward sales contracts to investors considers the market price movement of the same type of security between the trade date and the balance sheet date. The market price changes are multiplied by the notional amount of the forward sales contracts to measure the fair value.

31	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The fair value of BPF’s rate lock commitments and forward sale contracts is adjusted to reflect the risk that the agreement will not be fulfilled. The Company’s exposure to nonperformance in rate lock and forward sale contracts is represented by the contractual amount of those instruments. Given the credit quality of our counterparties, the short duration of rate lock commitments and forward sales contracts, and the Company’s historical experience with the agreements, management does not believe the risk of nonperformance by the Company’s counterparties to be significant.

The fair value of the Company’s loans held for sale include the gain/loss for pricing discounts and expected net future cash flows and the effect of interest rate movements as described above.

	Fair Value Adjustment Components				Balance Sheet Location
December 31, 2016	Notional or Principal Amount	Assumed Gain (Loss) on Sale	Interest Rate Movement Effect	Total Fair Value Adjustment	Derivative Contract Assets	Derivative Contract Liabilities	Fair Value Adjustment to Loans Held for Sale
Rate lock commitments	$201,603	$2,100	$(9,670)	$(7,570)	$2,100	$(9,670)	$—
Forward sale contracts	1,276,032	148	17,676	17,824	17,824	—	—
Loans held for sale	1,074,429	5,413	(8,006)	(2,593)	—	—	(2,593)

		$7,661	$—	$7,661	$19,924	$(9,670)	$(2,593)

	Fair Value Adjustment Components				Balance Sheet Location
December 31, 2015	Notional or Principal Amount	Assumed Gain (Loss) on Sale	Interest Rate Movement Effect	Total Fair Value Adjustment	Derivative Contract Assets	Derivative Contract Liabilities	Fair Value Adjustment to Loans Held for Sale
Rate lock commitments	$126,370	$261	$(3,231)	$(2,970)	$261	$(3,231)	$—
Forward sale contracts	486,534	2,401	6,869	9,270	9,270	—	—
Loans held for sale	360,164	2,582	(3,638)	(1,056)	—	—	(1,056)

		$5,244	$—	$5,244	$9,531	$(3,231)	$(1,056)

32	(Continued)

BERKELEY POINT FINANCIAL LLC

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(19)	Mortgage Bankers Blanket Bond and Mortgage Impairment Policy

BPF is insured under a fidelity blanket bond. BPF is insured against certain losses due to dishonest employees and, in some cases, certain third parties acting on behalf of BPF. Claims on this type of loss were subject to a $150,000 deductible for years ended December 31, 2016 and 2015 and for the period April 10, 2014 through December 31, 2014. BPF is also insured under a mortgage errors and omissions policy covering losses due to errors and omissions relating to mortgagee interest liability to mortgagor and liability to investors. Claims on this type of loss were subject to a $150,000 for years ended December 31, 2016 and 2015 and for the periods April 10, 2014 through December 31, 2014 and January 1, 2014 through April 9, 2014.

BPF is insured under a mortgage protection insurance policy. The policy covers loans that BPF services under its Fannie Mae DUS and Freddie Mac TAH programs. The policy covers losses that BPF may incur under its risk sharing provisions with Fannie Mae and Freddie Mac (see Note 11) that are a result of catastrophic events that are not required to be covered by the borrowers’ insurance policies. For the years ended December 31, 2016 and 2015 and for the periods April 10, 2014 through December 31, 2014 and January 1, 2014 through April 9, 2014, the coverage limit was $25 million. As of December 31, 2016, claims on this policy were subject to a $50,000 deductible, except for flood and earthquake which were subject to the following deductibles:

•	Flood – $500,000

•	Earthquake –$500,000 for California

•	Earthquake—$500,000 for certain high risk counties in 9 other states as outlined in the policy

BPF recognized approximately $0.6 million, $0.5 million, $0.3 million and $.01 million in Other operating expenses in the accompanying consolidated statements of operations for the above policies for the years ended December 31, 2016 and 2015 and for the periods April 10, 2014 through December 31, 2014 and January 1, 2014 through April 9, 2014, respectively.

(20)	Subsequent Events

On July 17, 2017, CCRE entered into an agreement to sell 100% of the membership interest in BPF to BGC Partners, Inc., an affiliate of CCRE.

The Company has evaluated all subsequent events through the date at which the consolidated financial statements were available to be issued, and determined that, other than the transaction noted above, there are no other items to account for or disclose.

33